UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Cousins Properties Incorporated
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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 23, 2019
To our Stockholders:
The 2019 Annual Meeting of Stockholders of Cousins Properties Incorporated (“we,” “our,” “us,” or the “Company”) will be held on Tuesday, April 23, 2019, at 11:00 a.m. local time at 3344 Peachtree Road, Atlanta, Georgia 30326-4802. The purposes of the meeting are:
(1) To elect nine Directors nominated by the Board of Directors (the “Board of Directors” or the “Board”);

(2) To approve, on an advisory basis, executive compensation, often referred to as “say on pay;”

(3) To consider and act upon a proposal to approve the Cousins Properties Incorporated 2019 Omnibus Incentive Stock Plan (the "2019 Plan");

(4)     To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2019; and

(5) To transact any other business as may properly come before the meeting.
All holders of record of our common stock and limited voting preferred stock at the close of business on February 28, 2019 are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. We are pleased to take advantage of the Securities and Exchange Commission ("SEC") rule allowing companies to furnish proxy materials to certain of our stockholders over the internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

By Order of the Board of Directors,

PAMELA F. ROPER
Corporate Secretary
Atlanta, Georgia
March 14, 2019

Whether or not you expect to attend the Annual Meeting, you are urged to have your vote recorded as early as possible. Stockholders have the following options for submitting their votes by proxy:
(a) over the internet at www.proxyvote.com;
(b) by telephone at 1-800-690-6903; or
(c) by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your prompt response will help avoid potential delays and may save us significant additional expenses with soliciting stockholder votes.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2019: The proxy statement and 2018 Annual Report are available on the Investor Relations page of our website at www.cousins.com.

DIRECTOR COMPENSATION	59
2018 Compensation of Directors	59
COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT	60
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	61
EQUITY COMPENSATION PLAN INFORMATION	61
PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	62
PROPOSAL 3 — APPROVAL OF THE 2019 OMNIBUS INCENTIVE STOCK PLAN	63
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70
Summary of Fees to Independent Registered Public Accounting Firm	70
REPORT OF THE AUDIT COMMITTEE	72
CERTAIN TRANSACTIONS	73
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	73
FINANCIAL STATEMENTS	74
STOCKHOLDERS PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS	74
EXPENSES OF SOLICITATION	74
APPENDIX A	A-1
Reconciliation of Net Income Available to Common Stockholders to Funds from Operations and Funds from Operations as Adjusted by the Compensation Committee	A-1
Reconciliation of Net Income to Net Operating Income and Same Property Net Operating Income	A-2
APPENDIX B	B-1
2019 Omnibus Incentive Stock Plan	B-1

COUSINS PROPERTIES INCORPORATED
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326-4802

2019 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2019 Annual Meeting Information

•	Date and Time: April 23, 2019, 11:00 a.m. Eastern Time

•	Place: 3344 Peachtree Road NE, Atlanta, Georgia 30326-4802

•	Record Date: February 28, 2019

• Voting:	Holders of our common stock and limited voting preferred stock are entitled to one vote per share.
 Items of Business

	Board Vote Recommendation	Page Reference (for more information)
1. Election of nine Directors named in this proxy statement	FOR ALL	12
2. Advisory vote to approve executive compensation	FOR	62
3. Approval of the 2019 Omnibus Incentive Stock Plan	FOR	63
4. Ratification of Deloitte as our independent registered public accounting firm	FOR	70
Election of Directors
The Board of Directors (the “Board”) of Cousins Properties Incorporated (“we,” “our,” “us,” the “Company,” or “Cousins”) is asking you to elect nine directors (the "Directors"). The table below provides summary information about the nine Director nominees. All of the nominees currently serve on the Board. Our Bylaws provide for majority voting in uncontested Director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. For more information about the nominees, including information about the qualifications, attributes and skills of the nominees, see page 12.

Name	Age	Director Since	Primary Occupation	Independent	AC	CNGC	EC
Charles T. Cannada	60	2016	Private investor	✓	✓ FE	✓
Edward M. Casal	61	2016	Chief Executive of Aviva Investors' Global Real Estate Group	✓	✓ FE
Robert M. Chapman	65	2015	Chief Executive Officer of CenterPoint Properties Trust	✓		©	✓
M. Colin Connolly	42	2019	President and Chief Executive Officer of Cousins				✓

Name	Age	Director Since	Primary Occupation	Independent	AC	CNGC	EC
Lawrence L. Gellerstedt III	62	2009	Executive Chairman of Cousins				©
Lillian C. Giornelli	58	1999	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation, Inc.	✓	✓	✓
S. Taylor Glover	67	2005	Lead Independent Director of the Board of Cousins; President and CEO, Turner Enterprises	✓			✓
Donna W. Hyland	58	2014	President and Chief Executive Officer of Children’s Healthcare of Atlanta	✓	© FE	✓	✓
R. Dary Stone	65	2018	President and Chief Executive Officer of R.D. Stone Interests	✓	✓ FE

AC = Audit Committee                                ✓= Committee member
CNGC = Compensation, Succession, Nominating and Governance Committee     © = Committee Chair
EC = Executive Committee                            FE = Financial Expert
Advisory Vote to Approve Executive Compensation
For 2018, our “Named Executive Officers” or “NEOs” are as follows (title shown below are as of December 31, 2018):

•	Lawrence L. Gellerstedt III – Chairman and Chief Executive Officer;

•	M. Colin Connolly – President and Chief Operating Officer;

•	Gregg D. Adzema – Executive Vice President and Chief Financial Officer;

•	Pamela F. Roper – Executive Vice President, General Counsel and Corporate Secretary; and

•	John S. McColl – Executive Vice President.
2018 Key Compensation Decisions
The Compensation Committee made the following key decisions with respect to the 2018 compensation for our NEOs:

•	Base salary increases were approved for all NEOs, in line with market data and to reflect their respective contributions to the Company.

•
Annual cash incentive awards were achieved at 100.7% of target, based on achievement of Company performance relating to funds from operations (“FFO”), increase in same property net operating income, gross office leasing volume and net effective rent performance on office leasing activity.

•
Long-term equity awards were granted to our NEOs using a mix of 60% performance-conditioned restricted stock units (“RSUs”) and 40% time-vested restricted stock. The performance-conditioned RSUs are earned only upon meeting performance goals relating to total stockholder return (relative to the SNL US REIT Office Index) (“TSR”) and relating to aggregate FFO, each over a three-year period from 2018 through 2020. The time-vested restricted stock vests ratably over a three-year service requirement and the performance-conditioned RSUs cliff vest only if the performance conditions and service requirement are satisfied.

Say on Pay Results
At our 2018 annual meeting, stockholders approved our say on pay vote with 95.83% of votes cast.
For more information, see page 32.

Approve Executive Compensation
The Board is asking you to approve executive compensation for our NEOs for 2018 on an advisory basis. Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. Stockholders have the opportunity to vote, on an advisory basis, on the compensation of our executive officers. This agenda item is often referred to as a say on pay, and it provides you the opportunity to cast a vote with respect to our 2018 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement.
For more information, see page 62.
Approve the 2019 Omnibus Incentive Stock Plan
The Board is asking you to approve the 2019 Plan because our 2009 Incentive Stock Plan will expire by its terms on May 12, 2019.
For more information, see page 63.
Ratify the Appointment of the Independent Registered Public Accounting Firm
The Board is asking you to ratify the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019.
For more information, see page 70.

COUSINS PROPERTIES INCORPORATED
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326-4802
2019 PROXY STATEMENT

GENERAL INFORMATION
This proxy statement and proxy card are made available in connection with the solicitation of proxies to be voted at our 2019 Annual Meeting of Stockholders. Our Annual Meeting will be held on Tuesday, April 23, 2019, at 11:00 a.m., local time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326-4802. The proxy is solicited by our Board of Directors. We anticipate that a Notice of Internet Availability of Proxy Materials or a printed set of proxy materials will first be mailed on or about March 14, 2019 to holders of our common stock and limited voting preferred stock as of February 28, 2019.
Why is this proxy statement being made available?
Our Board of Directors has made this proxy statement available to you because you owned shares of our common stock or our limited voting preferred stock at the close of business on February 28, 2019, and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision, in accordance with the rules of the SEC, and is designed to assist you in voting.
What is a proxy?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Three of our Directors have been designated as proxies for the 2019 Annual Meeting of Stockholders. These Directors are S. Taylor Glover, Lawrence L. Gellerstedt, III and M. Colin Connolly.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2018 Annual Report to Stockholders over the internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet at www.proxyvote.com. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the internet.

If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?
Holders of our common stock and limited voting preferred stock at the close of business on February 28, 2019 are entitled to receive notice of the meeting and to vote at the meeting and any postponements or adjournments of the meeting. February 28, 2019 is referred to as the record date.
To how many votes is each share of common stock entitled?
Holders of our common stock and limited voting preferred stock are entitled to one vote per share.
What is the difference between a stockholder of record and a stockholder who holds common stock in “street name?”
If your shares of common stock or limited voting preferred stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”
How do I vote?
Common stockholders of record and holders of our limited voting preferred stock may vote:
•    over the internet at www.proxyvote.com, as noted in the Notice of Internet Availability of Proxy Materials or your proxy card (if you received a proxy card);
•    by telephone at 1-800-690-6903, as shown on your proxy card (if you received a proxy card);
•    by signing and dating your proxy card (if you received a proxy card) and mailing it in the postage-paid and addressed envelope enclosed therewith to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•    by attending the Annual Meeting and voting in person.
If you have internet access, we encourage you to vote via the internet. It is convenient and saves us significant postage and processing costs. In addition, when you vote by proxy via the internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.

If you hold your shares of common stock or limited voting preferred stock through a broker or bank, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and internet voting depends on the process of the broker, bank or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to our Corporate Secretary at 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802;
•    submitting a subsequent proxy via internet or telephone or executing a new proxy card with a later date; or
•    voting in person at the Annual Meeting.
Attendance at the meeting will not by itself revoke a proxy.
On what items am I voting?
You are being asked to vote on three items:

•	to elect nine Directors nominated by the Board of Directors;

•	to approve, on an advisory basis, the compensation of the Named Executive Officers for 2018 as disclosed in this proxy statement (common stockholders only);

•	to consider and act upon a proposal to approve the 2019 Plan (common stockholders only), including the performance goals set forth in the 2019 Plan; and

•	to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019 (common stockholders only).
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How may I vote for the nominees for election of Directors, and how many votes must the nominees receive to be elected?
With respect to the election of Directors, you may:

•	vote FOR the nine nominees for Director;

•	vote AGAINST the nine nominees for Director;

•	vote FOR certain of the nominees for Director and vote AGAINST the remaining nominees; or

•	ABSTAIN from voting on one or more of the nominees for Director.
Our Bylaws provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares voted for a Director must exceed the number of shares voted against that Director. Abstentions are not considered votes cast for or against the nominee under a majority voting standard, and abstentions and broker non-votes will have no effect on the outcome of the vote.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee. In no event may proxies be voted for more than nine Directors at the Annual Meeting.
How may I vote on the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers for 2018 as disclosed in this proxy statement, and how many votes must the proposal receive to pass?
With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
How may I vote on the proposal to approve the 2019 Plan as disclosed in this proxy statement, and how many votes must the proposal receive to pass?
With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. In addition, New York Stock Exchange ("NYSE") rules require that the total votes cast on the proposal to approve the 2019 Plan must represent a majority of the shares entitled to vote on the proposal.
How may I vote for the ratification of the appointment of the independent registered public accounting firm for 2019, and how many votes must the proposal receive to pass?
With respect to the proposal to ratify the independent registered public accounting firm, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
How does the Board of Directors recommend that I vote?
The Board recommends a vote:

•	FOR the nine Director nominees;

•	FOR the approval, on an advisory basis, of executive compensation for 2018;

•	FOR the approval of the 2019 Plan; and

•	FOR the ratification of the independent registered public accounting firm for 2019.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares of common stock or limited voting preferred stock will be voted:

•	FOR the nine nominees for Director;

•	FOR the approval, on an advisory basis, of executive compensation for 2018 (common stockholders only);

•	FOR the approval of the 2019 Plan (common stockholders only); and

•	FOR the ratification of the appointment of the independent registered public accounting firm for 2018 (common stockholders only).
Will my shares be voted if I do not sign and return my proxy card, vote by phone or vote over the internet?
If you are a common stockholder or limited voting preferred stockholder of record and you do not sign and return your proxy card, vote by phone, vote over the internet or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.
If your shares of common stock or limited voting preferred stock are held in “street name” through a broker or bank and you do not provide voting instructions before the Annual Meeting, your broker or bank may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” including the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. Therefore, with respect to this proposal, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The remaining proposals – the election of Directors, the say on pay vote and the approval of the 2019 Plan – are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How many votes do you need to hold the Annual Meeting?
Shares of our common stock and limited voting preferred stock are counted as present at the Annual Meeting if the stockholder either is present and votes in person at the Annual Meeting or properly submitted a proxy.
As of the record date, 420,586,784 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. In addition, 6,867,357 shares of limited voting preferred stock were outstanding and are entitled to vote only on the proposal relating to the election of Directors. Holders of a majority of the outstanding shares entitled to vote as of the record date, as to each proposal, must be represented at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.
If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card. We will deliver promptly, upon written requests, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our Transfer Agent at the following address: American Stock Transfer, Shareholder Services Department, 6201 15th Avenue, Brooklyn, New York, 11219, or you may call (800) 937-5449 or email info@ASTfinancial.com. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting our Transfer Agent at the address, telephone number and/or email address provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Transfer Agent at the address, telephone number and/or email address provided above.
Important Notice Regarding the Availability of Proxy Materials
for the 2019 Annual Meeting of Stockholders to be Held on April 23, 2019:
The proxy statement and annual report on Form 10-K for the year ended December 31, 2018 are available on the Investor Relations page of our website at www.cousins.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board has nominated the nine individuals named below for election at the Annual Meeting. Our Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. All Director nominees are currently members of the Board and eight of the nine Directors were elected by the stockholders at the Annual Meeting in 2018.
One of our current Directors, M. Colin Connolly, was elected to the Board on February 5, 2019, following his election by the Board to serve as our President and Chief Executive Officer, effective January 1, 2019. Our Executive Chairman recommended Mr. Connolly to our Compensation, Succession, Nominating and Governance Committee (the "Nominating Committee") for nomination as a Director.
Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.
Biographical information about our nominees for Director, including business experience for at least the past five years, age, year he or she began serving as our Director and other public companies for which he or she has served on the Board for at least the past five years is provided below. In addition, the experience, qualifications, attributes and skills considered by our Nominating Committee and the Board in determining to nominate the Director are provided below.

Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director.

Nominee	Information About Nominee
Charles T. Cannada *Director Since 2016 * Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee *Financial Expert *Age 60
Private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, held various executive management positions at MCI (previously WorldCom and earlier LDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. Chairman of the Board of Nanoventions, Inc. (a microstructure technology company) and Director for First Commercial Bank Inc. (chairman of the audit committee and a member of the investment/asset liability management committee). Trustee (and member of the executive committee) Belhaven University. Member of the audit and investment committees of the University of Mississippi's Foundation Board. From 2010 until the merger of the Company with Parkway Properties, Inc. ("Parkway") (formerly traded on the NYSE as "PKY"), director of Parkway, and chairman of the Board from December 1, 2011 to December 19, 2013.

In deciding to nominate Mr. Cannada, the Nominating Committee and the Board considered his extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company.

Nominee	Information About Nominee
Edward M. Casal *Director Since 2016 * Independent Director *Audit Committee *Financial Expert *Age 61
Since November 2018, Chief Executive Officer of LaSalle Global Partner Solutions (LaSalle GPS), which manages over $9 billion in real estate investments on behalf of a variety of global clients. LaSalle GPS partners with real estate operators globally, investing through funds, joint ventures, co-investments and secondaries. From April 2008 to November 2018, Mr. Casal worked at Aviva Investors, during which time Aviva managed more than $30 billion in real estate investments globally. From June 2015 to November 2018, Mr. Casal served as Chief Executive of Global Real Estate of Aviva. Prior to that he was Chief Investment Officer and ultimately global head of the Aviva’s global indirect real estate business.  Mr. Casal was a co-founder of Madison Harbor Capital, a real estate fund-of-funds business, serving as Chief Executive Officer from January 2004 through April 2008. Prior to 2004, Mr. Casal held various positions in the investment banking industry, including with UBS, Dillon, Read & Co., and Goldman Sachs.  From 2011 until the merger of the Company with Parkway, Mr. Casal was a director of Parkway.

In deciding to nominate Mr. Casal, the Nominating Committee and the Board considered his over 35 years of experience in real estate investment and capital markets, and experience in many areas that are beneficial to the Company as it continues its pursuit of real estate investments. Mr. Casal provides valuable insight for the Board of Directors due to his experience in leading a global real estate investment team and his current involvement in the real estate capital markets.

Robert M. Chapman *Director Since 2015 * Independent Director *Compensation, Nominating, Succession and Governance Committee (Chair) *Executive Committee *Age 65
Since 2013, Chief Executive Officer of CenterPoint Properties Trust, a company focused on the development, acquisition and management of industrial property and transportation infrastructure. From August 1997 to November 2009, served in various positions with Duke Realty Corporation, including Chief Operating Officer from August 2007 to November 2009. From 1992 to 1997, served as Senior Vice President of RREEF Management Company. Since 2012, adviser to First Century Energy Holdings, Inc., Director of Rock-Tenn Company from 2007 to 2015.

In deciding to nominate Mr. Chapman, the Nominating Committee and the Board considered his broad managerial experience in real estate acquisitions and development, along with his track record of sound judgment and achievement, as demonstrated by his leadership positions as chief executive officer of a real estate company. In addition, his service as a director of another public company provides him perspective and broad experience on governance issues facing public companies.

M. Colin Connolly *Director Since 2019 *Executive Committee *Age 42
Since January 2019, President and Chief Executive Officer of Cousins. From July 2017 to December 2018, President and Chief Operating Officer of Cousins. From July 2016 to July 2017, Executive Vice President and Chief Operating Officer of Cousins. From December 2015 to July 2016, Executive Vice President and Chief Investment Officer. From May 2013 to December 2015, Senior Vice President and Chief Investment Officer.

In deciding to nominate Mr. Connolly, the Nominating Committee and the Board considered his position as our President and Chief Executive Officer, his experience in real estate investment and capital markets and his track record of achievement and leadership as demonstrated during a more than 15-year career in the real estate industry.

Nominee	Information About Nominee

Nominee	Information About Nominee
Lawrence L. Gellerstedt III *Director Since 2009 *Executive Committee (Chair) *Age 62
Executive Chairman of the Board of the Company since January 2019. From July 2017 to December 2018, Chairman of the Board and Chief Executive Officer of the Company. From July 2009 to July 2017, President and Chief Executive Officer of the Company; from February 2009 to July 2009, President and Chief Operating Officer of the Company; from May 2008 to February 2009, Executive Vice President and Chief Development Officer of the Company; and from July 2005 to May 2008, Senior Vice President and President of the Office/Multi-Family Division of the Company. Prior to joining the Company, from June 2003 to June 2005, Mr. Gellerstedt was Chairman and Chief Executive Officer of The Gellerstedt Group, a private real estate development company, and from January 2001 to June 2003, President and Chief Operating Officer of The Integral Group, a private real estate development company. Director of the Advisory Board of SunTrust Bank of Georgia and Director of Georgia Power and Brown and Brown, Inc. Director of Alltel Corporation from 1994 to 2007 and Director of WestRock Company from 2000 to 2017.

In deciding to nominate Mr. Gellerstedt, the Nominating Committee and the Board considered his position as our Executive Chairman, his successful leadership of the Company as Chief Executive Officer for more than nine years and his track record of achievement and leadership as demonstrated during a more than 30-year career in the real estate and construction industries. In addition, his previous and current service as a director of other public companies provides him perspective and broad experience on governance issues facing public companies.

Lillian C. Giornelli *Director Since 1999 * Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee *Age 58
Chairman and Chief Executive Officer of The Cousins Foundation, Inc. since 2000, and Trustee of The Cousins Foundation, Inc. since 1990. Since 2002, President and Director of CF Foundation. President and Trustee of Nonami Foundation since 2006. Vice Chairman of East Lake Foundation, Inc. In addition, Ms. Giornelli serves as a Trustee and chair of the audit committee of the J.M. Tull Foundation.

In deciding to nominate Ms. Giornelli, the Nominating Committee and the Board considered her significant knowledge about the real estate industry and our Company, along with her track record of sound judgment and achievement, as demonstrated by her leadership positions in a number of significant charitable foundations.

S. Taylor Glover *Director Since 2005 *Independent Director *Executive Committee *Age 67
Lead Independent Director of the Board of the Company since July 2017; non-executive Chairman of the Board of the Company from July 2009 to July 2017. President and Chief Executive Officer of Turner Enterprises, Inc., a privately held investment and management company, since March 2002. Prior to March 2002, for at least five years, Senior Vice President of the Private Client Group of Merrill Lynch. Since 2012, Vice Chairman and Director of Cox Enterprises, Inc., a privately held media company; from 2007 to 2012, Director of Cox Enterprises, Inc. Prior to November 2012, for at least five years, a Director of CF Foundation.

In deciding to nominate Mr. Glover, the Nominating Committee and the Board considered his broad managerial experience and track record of sound judgment and achievement, as evidenced by his leadership positions as chief executive officer of an investment company and senior vice president of a financial services company, as well as the skills that qualify him to serve as our Lead Independent Director of the Board.

Nominee	Information About Nominee
Donna W. Hyland *Director Since 2014 * Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee (Chair) *Financial Expert *Executive Committee *Age 58
President and Chief Executive Officer of Children’s Healthcare of Atlanta since June 2008; Chief Operating Officer of Children’s Healthcare of Atlanta from January 2003 to May 2008; Chief Financial Officer of Children’s Healthcare of Atlanta from February 1998 to December 2002. Since 2015, Director of Genuine Parts Company and a member of its Audit Committee. Director of the Advisory Boards of SunTrust Bank of Georgia and Stone Mountain Industrial Park, Inc., a privately held real estate company.

In deciding to nominate Ms. Hyland, the Nominating Committee and Board considered her track record of sound judgment and achievement, as demonstrated by her leadership positions as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of a large, integrated health services organization and her leadership positions in a number of significant charitable organizations, as well as the skills and experience that qualify her as an audit committee financial expert.

R. Dary Stone *Director Since 2018 *Independent Director *Audit Committee *Financial Expert *Age 65
President and Chief Executive Officer of R. D. Stone Interests. Director of the Company from 2011 to 2016 and from 2001 to 2003. From February 2003 to March 2011, Vice Chairman of the Company; from January 2002 to February 2003, President of the Company’s Texas operations; from February 2001 to January 2002, President and Chief Operating Officer of the Company. Director of Tolleson Wealth Management, Inc., a privately held wealth management firm, and Tolleson Private Bank (chair of audit committee and member of compensation committee of each). Former Regent of Baylor University (Chairman from June 2009 to June 2011). Former Director of Hunt Companies, Inc., Parkway, Inc., and Lone Star Bank. Former Chairman of the Banking Commission of Texas.

In deciding to nominate Mr. Stone, the Nominating Committee and the Board considered his significant knowledge of the real estate industry, especially in Texas and the Southeastern U.S., and his track record of sound judgment and achievement, as demonstrated by his leadership positions in investment and banking institutions and as demonstrated during his 17-year career with the Company, including as Vice Chairman and Director.

There are no family relationships among our Directors or executive officers.
Meetings of the Board of Directors and Director Attendance at Annual Meetings
Our Board held six meetings during 2018. Each current Director attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.
We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend both, absent a valid reason. Each current Director who was nominated for election at last year's Annual Meeting attended that Annual Meeting.
Director Independence
In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards can be found on the Investor Relations page of our website at www.cousins.com.
The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each Director and our Company, subsidiaries, affiliates, senior executives and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that seven of the nine nominees for Director are independent. The independent Directors are Mmes. Giornelli and Hyland and Messrs. Cannada, Casal, Chapman, Glover and Stone. Mr. Gellerstedt is not an independent

Director because of his employment as our Executive Chairman, and Mr. Connolly is not an independent Director because of his employment as our President and Chief Executive Officer.
Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee (the "Governance Committee") are comprised solely of independent Directors. We believe that the number of independent, experienced Directors that comprise our Board, along with the independent oversight of the Board by the Lead Independent Director, benefits our Company and our stockholders.
Executive Sessions of Independent Directors
Our independent Directors meet without management present at least four times each year. Mr. Glover, as our Lead Independent Director, is responsible for presiding at meetings of the independent Directors.
Any stockholder or interested party who wishes to communicate directly with the Lead Independent Director or the independent Directors as a group may do so by writing to: Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Lead Independent Director.
Committees of the Board of Directors
Our Board has three standing committees - the Audit Committee; the Compensation, Succession and Nominating Committee; and the Executive Committee. The following table shows the current members of each committee.

Director	Audit	Compensation, Succession, Nominating and Governance	Executive
Charles T. Cannada	✓FE	✓
Edward M. Casal	✓FE
Robert M. Chapman		©	✓
M. Colin Connolly			✓
Lawrence L. Gellerstedt III			©
Lillian C. Giornelli	✓	✓
S. Taylor Glover			LD
Donna W. Hyland	© FE	✓	✓
R. Dary Stone	✓FE
✓ = current committee member                 © = committee chair
FE = Financial Expert                     LD = Lead Independent Director
Audit Committee.  The Audit Committee held four meetings during 2018. All of the current members of the Audit Committee are independent within the meaning of the regulations promulgated by the Securities and Exchange Commission (“SEC”), the listing standards of the NYSE and our Director Independence Standards. All of the members of the Audit Committee are financially literate within the meaning of the SEC regulations, the listing standards of the NYSE and the Company’s Audit Committee Charter. The Board has determined that each of Ms. Hyland and Messrs. Cannada, Casal and Stone is an audit committee financial expert within the meaning of the SEC regulations and that each has accounting and related financial management expertise within the meaning of the NYSE listing standards.

The primary responsibilities of our Audit Committee include:

•	providing oversight of the integrity of the Company’s financial statements, the Company’s accounting and financial reporting processes and the Company's system of internal controls;

•	deciding whether to appoint, retain or terminate our independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm;

•	reviewing the audit plan and results of the audit engagement with the independent registered public accounting firm;

•	reviewing the scope and results of our internal auditing procedures, risk assessment and the adequacy of our financial reporting controls;

•	considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit fees; and

•	reviewing, approving or ratifying related party transactions.
Compensation, Succession, Nominating and Governance Committee.  The Compensation, Succession, Nominating and Governance Committee held five meetings during 2018. All of the members of the Compensation, Succession, Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members, and our Director Independence Standards.
The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:

•	overseeing the administration of the Company’s compensation programs, including setting and administering our executive compensation;

•	overseeing the administration of our incentive compensation plans and equity-based plans;

•
reviewing and approving those corporate goals and objectives that are relevant to the compensation of the Chief Executive Officer (the "CEO") and all other Executive Officers, and evaluating the performance of the CEO and the other Executive Officers in light of those goals and objectives;

•
reviewing our incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking, and to periodically consider the relationship between risk management and incentive compensation;

•	overseeing our management succession planning;

•	making recommendations regarding composition and size of the Board;

•
reviewing qualifications of Director candidates and the effectiveness of incumbent Directors and recommending individuals to the Board for nomination, election or appointment as members of the Board and its committees;

•	reviewing and recommending to the Board corporate governance principles and policies that should apply to the Company; and

•	making recommendations regarding non-employee Director compensation.
The Compensation, Succession, Nominating and Governance Committee has retained FPL Associates ("FPL"), an independent human resources consulting firm, since 2015 to provide advice regarding executive compensation, including for our NEOs listed in the compensation tables in this proxy statement. FPL advised the Compensation, Succession, Nominating and Governance Committee with respect to compensation trends, best practices and plan design. FPL provided the Compensation, Succession, Nominating and Governance Committee with relevant market data, advice regarding the interpretation of such data and alternatives to consider when making decisions regarding executive compensation, including for our NEOs.

In 2019, the Compensation, Succession, Nominating and Governance Committee considered the independence of FPL in accordance with NYSE listing standards. The Committee requested and received a letter from FPL addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that FPL is independent and that the work of the consultant did not raise any conflict of interest.
Executive Committee.  The Executive Committee may exercise all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee took no action in 2018.
Corporate Governance
Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our website at www.cousins.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of our website.
Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, Directors and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Ethics Code is available on the Investor Relations page of our website at www.cousins.com. Copies of our Corporate Governance Guidelines, committee charters and Ethics Code are also available upon written request to Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Corporate Secretary.
Any stockholder or interested party who wishes to communicate directly with our Board, or with an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the Directors upon request.
Board Leadership Structure
Our Board periodically reviews its leadership structure. In September 2018, as part of a series of strategic leadership decisions, the Board appointed Mr. Gellerstedt, who intended to retire as Chief Executive Officer, to serve as Executive Chairman effective January 1, 2019. Concurrently, the Board elected Mr. Connolly to serve as Chief Executive Officer as of January 1, 2019. The Board determined it was appropriate at this time to separate the roles of the Executive Chairman and the Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Executive Chairman of the Board of Directors provides guidance to the Chief Executive Officer, presides over meetings of the full Board of Directors and maintains a focus on strategy, key client relationships, board governance and civic engagement.
In July 2017, the Board appointed Mr. Glover as Lead Independent Director to preside at all executive sessions of “non-management” Directors, as defined under the NYSE Listed Company Manual. The Executive Chairman and the Chief Executive Officer work closely with our Lead Independent Director, who served as our non-executive Chairman from July 2009 to July 2017. Mr. Glover's powers and duties as Lead Independent Director reflect corporate governance best practices. Among other duties, the Lead Independent Director provides input on meeting agendas, presides over all meetings at which the Chairman is not present and chairs executive sessions of the independent

Directors to discuss certain matters without members of management present. We believe this current board leadership structure is appropriate for our Company and our stockholders.
Pursuant to our Corporate Governance Guidelines, the Lead Independent Director is responsible for ensuring that the role between board oversight and management operations is respected, providing the medium for informal dialogue with and between independent Directors and allowing for free and open communication with that group. In addition, each of the Lead Director and the Chairman serves as a communication conduit for third parties who wish to communicate with the Board.
Together, our Lead Independent Director, the Executive Chairman and the Chief Executive Officer deliver clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.
We believe this structure promotes efficiency and provides strong leadership for our Board, while also positioning our Chief Executive Officer, with the consultation of the Executive Chairman, as the leader of the Company in the eyes of our business partners, employees, stockholders and other interested parties.
Board’s Role in Risk Oversight
Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee.

•
Under its charter, the Audit Committee is responsible for discussing our financial risk assessment with management, as well as the oversight of our corporate compliance programs, cybersecurity concerns and the internal audit function.

•
Under its charter, the Compensation, Succession, Nominating and Governance Committee is responsible for reviewing the Company’s incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk taking and to periodically consider the relationship between risk management and incentive compensation.

In addition, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairs of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as well as from outside advisers. The Board believes that the work undertaken by the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.
Board’s Role in Corporate Strategy
Our Board is responsible for assisting management in developing and evaluating our corporate strategy. As part of a comprehensive review of our existing portfolio and review of opportunities for acquisition, disposition and development, our management team reviews and discusses with the Board the current corporate strategy, including the degree to which the assets within our portfolio and potential opportunities are aligned with that strategy.
Our Board periodically conducts special meetings to review and discuss our corporate strategy, including perceived macro threats and opportunities in the office sector generally, our portfolio characteristics, the strengths and challenges of our target markets, anticipated opportunities for improvement of the portfolio and our financial philosophy.
Our corporate strategy is summarized as follows:
•Premier Sunbelt Office Portfolio. We prioritize investment in trophy-office building concentrations in the best-located and most highly amenitized submarkets within some of the most attractive office markets in the Sunbelt, including Austin, Atlanta, Charlotte, Tampa and Tempe. We focus on appropriate distribution of investments among those markets, and we regularly review opportunities to expand selectively in additional office markets in the Sunbelt which offer strong long-term growth characteristics, including supply constraints and strong transportation infrastructure.

•Disciplined Asset Allocation. We pursue acquisition and development opportunities where we believe our expertise in leasing and development will provide a strong base for generating attractive risk-adjusted returns and maintain or upgrade the quality of our portfolio.
•Best in Class Balance Sheet. We maintain a simple, flexible and low-levered balance sheet, appropriately sized to obtain benefits of scale, with a preference for limitations on the use of joint ventures (unless they bring strategic considerations other than funding).
•Strong Local Operating Platforms. We lead our markets with local leadership who have direct responsibility for local operations and identifying new opportunities, supported by centralized corporate functions that can be shared across the portfolio while maintaining appropriate net general and administrative expenses.
The Board continues to review and discuss our corporate strategy with management, making prudent adjustments as appropriate given current market conditions.
Majority Voting for Directors and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares cast for a Director must exceed the number of shares cast against that Director. Under our Corporate Governance Guidelines, if a Director fails to receive a sufficient number of votes for re-election at an annual meeting, the Director must offer to tender his or her resignation to the Board. The Board will determine whether or not to accept such resignation.
Our Bylaws provide that the Compensation, Succession, Nominating and Governance Committee (referred to in this discussion as the "Nominating Committee") will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any Director who tenders his or her resignation in accordance with the Bylaw provision will not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept such resignation. However, if each member of the Nominating Committee was not elected at the same election, then the independent Directors who were elected will appoint a committee among themselves to consider such resignations and recommend to the Board whether to accept them. However, if the only Directors who were elected in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept such resignations.
Selection of Nominees for Director
Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Nominating Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria and must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making. While we have not adopted a formal policy regarding diversity of our Board, the Nominating Committee considers and values the diversity of experience, qualifications, attributes and skills that a potential nominee would bring to the Board in identifying nominees for Director.
The Nominating Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Nominating Committee uses a variety of sources in order to identify new candidates. New candidates may be identified through recommendations from independent Directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating Committee, interviews with the Nominating Committee as a whole, one or more members of the Nominating Committee, or one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating

Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board in order to fill a vacancy.
The Nominating Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.
Management Succession Planning
The Nominating Committee is also responsible for the oversight of the Company's succession planning, including overseeing a process to evaluate the qualities and characteristics of an effective chief executive officer and conducting advance planning for contingencies, such as the departure, death or disability of the Chief Executive Officer or other senior members of management. The Chief Executive Officer periodically reviews the management development and succession planning with the Governance Committee. The succession plan is also reviewed with the full Board from time to time, which views ensuring thoughtful, seamless and effective transitions of leadership to be a primary responsibility of the Board. Potential leaders are given exposure and visibility to the Board members through formal presentations and informal events.
In September 2018, the Board announced that Chairman and Chief Executive Officer Lawrence L. Gellerstedt would retire from that role, effective January 1, 2019, and that in alignment with the Board's executive succession planning, the Board elected Mr. Gellerstedt as Executive Chairman and M. Colin Connolly as President and Chief Executive Officer, with each election effective January 1, 2019.
Board Refreshment and Board Succession Planning
Succession planning is not limited to management. We also consider the long-term make-up of our Board and how the members of our Board change over time. We aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new ideas and energy that can come from adding members to the Board. We also consider the long-term needs of our Board and the expertise that is needed for our Board as our business strategy evolves and the marketplace in which we do business evolves.
We added one or more new independent Directors in each of 2014, 2015, 2016 and 2018. In February 2019, the Board elected Mr. Connolly to serve as a Director, following his succession to the role of President and Chief Executive Officer.
We believe the average tenure for our Directors reflects the balance that the Board seeks between the different perspectives brought by long-serving Directors and new Directors. The following summarizes the tenure of our 2019 Director nominees:

Board and Committee Evaluation Process
The Board has established a robust self-evaluation process. Our Corporate Governance Guidelines require the Board annually to evaluate its own performance. In addition, each of the charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee (referred to in this discussion as the “Governance Committee”) require an annual performance evaluation. The Governance Committee oversees the annual self-assessment process on behalf of the Board.
Each year, all Board members and all members of the Audit and Governance Committees complete a detailed questionnaire. The questionnaire provides for qualitative ratings in key areas and also seeks subjective comments. The General Counsel collects and analyzes the data and prepares a verbal report with details regarding the responses to the Chair of the Governance Committee, the Lead Independent Director, the Executive Chairman and the Chief Executive Officer. The General Counsel also provides a verbal summary of that report to the full Board.
Hedging, Pledging and Insider Trading Policy
Our insider trading policy prohibits our employees, officers and Directors from hedging their ownership of our stock, including a prohibition on short sales, buying or selling of puts and calls and purchasing our stock on margin. Our insider trading policy also prohibits our employees, officers and Directors from purchasing or selling our securities while in possession of material non-public information. None of our executive officers or Directors holds any of our stock subject to pledge.
Stockholder Engagement and Outreach
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we regularly meet with our investors to share our perspective and to solicit their feedback on a variety of topics, such as our strategy and performance, corporate governance and market conditions. During 2018, members of our executive management team participated in four investor conferences as well as numerous one-on-one meetings with our investors. Periodically, we also hold investor days where members of our management team meet with stockholders to discuss our strategy and performance, provide tours of our properties and respond to questions. In addition, we consider the input received from our stockholders through individual meetings, property tours, telephone calls and/or written communications. We plan to continue our engagement with our stockholders in 2019, as we believe the perspectives provided by our stockholders provide valuable information to be considered in our decision making process.
Sustainability & Corporate Responsibility
We have been an advocate and practitioner of energy conservation measures and sustainability initiatives for many years, and we operate our business in a manner that seeks to advance energy efficiency and sustainability practices in every area of our Company. At Cousins, we pride ourselves on investing in trophy office buildings located in high-growth Sunbelt markets and managing these properties in a first-class manner while achieving outstanding efficiency. In evaluating new acquisition opportunities, we focus carefully on the existing performance of the building in consumption of energy and water resources and the mitigation of resource consumption through recycling and other efforts. We also evaluate the opportunities for improvement in these areas on a near and long term basis. In addition, we carefully evaluate the proximity to transit options, with a strong preference for nearby bus and rail transit. When planning development projects, we take all of the foregoing into account and we strive to design highly-sustainable buildings, generally taking advantage of the LEED and/or BOMA 360 certification process and designation. For us, sustainability means developing and maintaining durable buildings that are operated in an environmentally and socially responsible manner, thereby encouraging office users to select us for their corporate operations while enhancing the communities in which our buildings are located. Over the long term, we believe properties that reflect these priorities will remain attractive to office users and investors, and as a result, we anticipate that this philosophy will continue to generate high-quality returns for our stockholders.
In addition, we believe that we should be involved community citizens, paying our "civic rent" through philanthropic commitments from the Company and our employees to local causes, including significant participation in annual fundraising for United Way, and through active involvement by our employees in community building activities such as Habitat for Humanity or volunteer work at local shelters. This occurs not just at the corporate office, but also at the individual property level, so that we can be active in each community where the Company has made a significant investment. Together with our extensive wellness program and our commitment to a fair and respectful workplace, we believe this commitment to service and integrity offers our employees many opportunities for meaningful engagement and collaboration.
Beginning in 2015, we have maintained a report reflecting our sustainability practices, which is available on the Sustainability page of our website at www.cousins.com. In 2016, 2017 and 2018, we participated in the Global Real Estate Sustainability Benchmark (GRESB) Annual Survey, which measures the environmental performance of property portfolios around the world and is endorsed by many large institutional investors. In each of the 2016, 2017 and 2018 GRESB Surveys, we received a rating of "Green Star," the highest rating within the Survey, with a total score each year above the GRESB overall participant average. Our scores have steadily improved from 2016 through 2018, and in each of those years our total score was above the GRESB average for the publicly listed office companies. In addition, in each of 2017 and 2018, we scored above our peer group in the GRESB Public Disclosure assessment, which GRESB has indicated is intended to represent an overall measure of disclosure by listed real estate companies on matters related to the environment, social and governance practices, based on a selection of indicators aligned with the GRESB Annual Sustainability Benchmark assessment. Our 2018 scores on the Disclosure of Sustainability Implementation and Disclosure of Operational Performance Data components were again an "A," with an overall score of a "B," which compares favorably to the overall comparison group average of a "C." Although we do not tailor our goals or objectives to satisfy survey objectives, we have found that participation in the GRESB assessment offers a valuable opportunity for benchmarking our sustainability practices and performance against many of our office peers and identifying opportunities for improvement.
In the development and operation of our office buildings, we look to relevant industry standards for guidelines on energy performance and other measures. In particular, we are influenced by EnergyStar, LEED and BOMA 360. As part of our pragmatic approach to sustainability, we carefully consider the guidelines and ratings when designing our new developments and improvements to existing office buildings, and we seek to include the guidelines or ratings where we believe adoption of the guidelines or receipt of ratings will have a positive effect on our operational excellence and resource consumption. We have not set arbitrary goals for certifications and awards outside of the practical implications within our portfolio.
In 2018, we continued our improvement in the portion of our portfolio which has one of the certifications or ratings offered by EnergyStar, LEED and/or BOMA 360. As of December 31, 2018, our portfolio reflected these guidelines and ratings as follows:

	Number of Buildings	% of Office Portfolio (square feet)
Certification
EnergyStar (1)	31	83%
LEED (2)	22	68%
BOMA 360 (3)	34	91%
Total with at least One Certification	38	99%

(1)
EnergyStar is the U.S. Environmental Protection Agency's ("EPA's") program for helping organizations drive energy efficiency improvements in their office building, with certification requiring a third party audit and verification that a building achieves a score of at least 75 (out of 100), meaning that it outperforms at least 75 percent of similar office buildings in the United States, with differences in operating conditions and regional weather taken into account. As of July 31, 2018, the average rating among our buildings with an EnergyStar certification was 87, and as of that date 30 of our 35 buildings had a score of at least 75.

Note that the EPA updated the EnergyStar modeling program in August 2018, which resulted in a decreased score for most existing buildings in the United States. For the Company's portfolio, this updated program has resulted in an average rating among our buildings with an EnergyStar certification of 72, with 18 of our 35 buildings having a score of at least

75 (51%). The EPA has implemented a review period to ensure that its updated model is working as intended, which will include further evaluation of score changes.

(2)
Leadership in Energy & Environmental Design ("LEED") is the U.S. Green Building Council's program of rating new or existing buildings on their energy performance and other sustainability characteristics.

(3)
BOMA 360 is a rating designation provided by the Building Owners and Managers Association ("BOMA"), which provides a third-party verified certification that covers a comprehensive range of six major areas of office building performance: operations and management; safety and security; training and education; energy; environmental and sustainability; and tenant relations and community involvement.

Our sustainability efforts are managed by a sustainability team led by Mr. McColl, who is also responsible for our development and operations teams. This sustainability team includes Ms. Roper and representatives from the operations and asset management groups, along with outside sustainability consultants. The team establishes the policies addressing environmental and social issues, reviews recent performance metrics, sets goals for sustainability improvements for individual buildings and ensures that sustainability efforts are included as a core value in all design, development, investment and operation decisions. In addition, Mr. McColl and Ms. Roper regularly review and discuss with the broader management team and periodically review and discuss with our Board of Directors the status of our sustainability efforts, including planned strategic initiatives and recent accomplishments.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth, as of February 8, 2019 unless otherwise noted, information regarding the beneficial ownership of our common stock by:

•	our Directors;

•	our Named Executive Officers;

•	the Directors and executive officers as a group; and

•	beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned (1)
	Restricted Stock (2)	Shares Held in Retirement Savings Plan	Options Exercisable within 60 Days (3)	Other Shares Beneficially Owned		Percent of Class (4)
Directors, Nominees for Director and Named Executive Officers
Gregg D. Adzema	76,953	—	—	150,809		*
Charles T. Cannada	—	—	—	106,393	(5)	*
Edward M. Casal	—	—	—	76,478		*
Robert M. Chapman	—	—	—	62,320		*
M. Colin Connolly	104,277	—	—	79,129		*
Lawrence L. Gellerstedt III	100,610	—	156,245	547,795	(6)	*
Lillian C. Giornelli	—	—	15,836	953,184	(7)	*
S. Taylor Glover	—	—	15,836	663,061	(8)	*
Donna W. Hyland	—	—	—	73,030		*
John S. McColl	28,741	—	—	138,270	(9)	*
Pamela F. Roper	42,542	—	—	50,246	(10)	*
R. Dary Stone	—	—	1,345	156,522	(11)	*
Total for all Directors and executive officers as a group (14 persons)	386,455	—	208,792	3,104,285	(12)	0.88%
5% Holders
The Vanguard Group (13)	—	—	—	61,852,191		14.71%
BlackRock, Inc. (14)	—	—	—	61,661,773		14.66%
State Street (15)				21,557,174		5.13%

*	Less than 1% individually
(1)
Based on information furnished by the individuals named in the table. Includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)	Represents shares of restricted stock awarded to executive officers. The executive officers have the right to direct the voting of the shares of restricted stock reflected in the table.
(3)	Represents shares that may be acquired through stock options exercisable as of April 8, 2019.

(4)
Based on 420,584,523 shares of common stock issued and outstanding as of February 8, 2019, except for Schedule 13G and Schedule 13G/A filers (5% Holders), whose ownership percentages are based on shares outstanding as of December 31, 2018. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(5)	Excludes 815 shares owned by Mr. Cannada's wife, as to which Mrs. Cannada has sole voting power, and for which Mr. Cannada disclaims beneficial ownership.
(6)
Excludes 1,500 shares owned in trusts for the benefit of Mr. Gellerstedt’s children, of which his wife is the trustee and has sole voting and investment power, and 50 shares owned by Mr. Gellerstedt’s wife, as to which Mrs. Gellerstedt has sole voting power, and for which Mr. Gellerstedt disclaims beneficial ownership.

(7)
Includes 932 shares owned by Ms. Giornelli and her spouse, as to which Ms. Giornelli shares voting and investment power. Includes 52,496 shares owned by Nonami Foundation, Inc., of which Ms. Giornelli and her husband, as the sole trustees, share voting and investment power; 340,680 shares owned by CF Foundation, of which Ms. Giornelli is one of five board members who share voting and investment power; and 430,138 shares owned by The Cousins Foundation, of which Ms. Giornelli is one of four trustees who share voting and investment power.

(8)
Includes 5,565 shares owned by STG Partners, LP, as to which Mr. Glover and his wife, as general partners, share voting and investment power. Also includes 150,000 shares owned by the Shearon & Taylor Glover Foundation Inc., of which Mr. Glover and his wife, as the sole board trustees, share voting and investment power. Does not include 5,565 shares owned by Mr. Glover’s wife, as to which Mrs. Glover has sole voting power, and for which Mr. Glover disclaims beneficial ownership.

(9)	Includes 138,270 shares owned jointly by Mr. McColl and his spouse, as to which Mr. McColl shares voting and investment power.
(10)	Includes 35,682 shares owned jointly by Ms. Roper and her spouse, as to which Ms. Roper shares voting and investment power.
(11)	Represents options outstanding which were granted during Mr. Stone's tenure as an officer of the Company prior to his retirement in 2011.
(12)
Includes 1,143,906 shares as to which Directors and executive officers share voting and investment power with others. Does not include 7,930 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.

(13)
According to a Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group ("Vanguard"), an investment advisor, has sole voting power with respect to 785,698 shares of our common stock, shared voting power with respect to 482,190 shares of our common stock, sole dispositive power with respect to 60,999,426 shares of our common stock and shared dispositive power with respect to 852,765 shares of our common stock. According to the Schedule 13G/A, Vanguard beneficially owned 14.71% of our common stock as of December 31, 2018. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Inclusive within such shares of Vanguard, and according to a Schedule 13G/A filed with the SEC on January 31, 2019, Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT”), an investment company, has sole voting power with respect to 19,915,649 shares of our common stock. According to the Schedule 13G/A, Vanguard REIT beneficially owned 4.73% of our common stock as of December 31, 2018. The business address of Vanguard REIT is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(14)
According to a Schedule 13G/A filed with the SEC on January 24, 2019, BlackRock, Inc. (“BlackRock”), a parent holding company or control person, has sole voting power with respect to 60,478,848 shares of our common stock and sole dispositive power with respect to 61,661,774 shares of our common stock. According to the Schedule 13G/A, BlackRock beneficially owned 14.7% of our common stock as of December 31, 2018. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(15)
According to a Schedule 13G filed with the SEC on February 14, 2019, State Street Corporation ("State Street"), a parent holding company or control person, has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 18,738,625 shares of our common stock, sole dispositive power with respect to 0 shares of our common stock and shared dispositive power with respect to 21,557,174 shares of our common stock. According to the Schedule 13G, State Street beneficially owned 5.1% of our common stock as of December 31, 2018. The business address of State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Compensation, Succession, Nominating and Governance Committee of our Board of Directors (also referred to in this section as the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis section describes our executive compensation programs for 2018. It also describes how and why the Compensation Committee made its decisions regarding 2018 compensation for our Named Executive Officers detailed in the tables that follow. Our NEOs for 2018 (including their respective titles as of December 31, 2018) are:

•	Lawrence L. Gellerstedt III – Chairman and Chief Executive Officer

•	M. Colin Connolly – President and Chief Operating Officer;

•	Gregg D. Adzema – Executive Vice President and Chief Financial Officer;

•	Pamela F. Roper – Executive Vice President, General Counsel and Corporate Secretary; and

•	John S. McColl – Executive Vice President.
Executive Summary
Overview of 2018 Business Performance
Our strategy is to create value for our stockholders through ownership of the premier urban office portfolio in the Sunbelt markets of the United States, with a particular focus on Georgia, Texas, North Carolina, Florida, and Arizona. This strategy is based on a disciplined approach to capital allocation including value-add acquisition of assets, selective development projects, and timely disposition of non-core assets. This strategy is also based on a simple, flexible and low-leveraged balance sheet that allows us to pursue acquisitions and development opportunities at the most advantageous points in the cycle. To implement this strategy, we leverage our strong local operating platforms within each of our markets.
In 2018, we executed on this strategy with strategic transactions including commencing new development projects and delivering completed development projects and financing activities. During this time we remained focused on our core business, with our "Funds from Operations" (or "FFO"), and our same property net operating income each increasing in 2018 compared to 2017. In implementing our strategy, we had goals for 2018 that included FFO, same property net operating income1, aggregate leasing volume and net effective rent performance on that leasing activity. We were generally successful in meeting these goals.

1 See Appendix A to this proxy for a reconciliation of net income available to common stockholders to FFO and to FFO as adjusted by the Compensation Committee and for a reconciliation of net income to same property net operating income. For the definition of FFO and same property net operating income, please see page 26 of our Annual Report on Form 10-K for the year ended December 31, 2018 available at www.sed.gov or on the Investor Relations page of our website at www.cousins.com.

Total Stockholder Return
Our stockholders realized a 26.07% total return for the three-year period ended December 31, 2018, in comparison to the SNL US REIT Office and the FTSE NAREIT equity indices, whose total return was -6.67% and 8.91%, respectively.
2018 Activities
During 2018, we continued to execute our development strategy, improve our balance sheet, and increase the overall occupancy of our portfolio with a strong leasing year. During the year, we commenced two new development projects and completed Spring & 8th, the 765,000 square foot two-phase development of NCR's headquarters in Atlanta. At year-end, we had four development projects in process; our share of the total expected costs of these projects totaled $245.9 million. In addition, we acquired interests in three tracts of land bringing our land holdings to the point that we could build an additional 1.4 million square feet of new Class A office space within our markets. We also improved our balance sheet by extending and expanding our credit facility to $1 billion, with an overall improvement in our spreads over the London Interbank Offered Rate ("LIBOR") as well as more favorable financial covenants. At year-end, we had cash balances (including restricted cash) of $2.7 million, no amounts outstanding under our Credit Facility, and total consolidated debt of $1.1 billion, consistent with that of the prior year.
In 2018, we leased or renewed 1.6 million square feet of office space. The weighted average net effective rent per square foot, representing base rent less operating expense reimbursements and leasing costs, for new or renewed non-amenity leases with terms greater than one year was $23.35 per square foot. Cash basis net effective rent per square foot increased 13.2% on spaces that had been previously occupied in the past year. Cash basis net effective rent represents net rent at the end of the term paid by the prior tenant compared to the net rent at the beginning of the term paid by the current tenant. Our same property net operating income for the year increased by 2.1% on a GAAP basis and 4.7% on a cash basis. The same property percentage leased increased slightly from 94.1% at year-end 2017 to 94.5% at year-end 2018.
We believe that the Sunbelt region, and in particular the five Sunbelt markets in which we operate, possess some of the most attractive economic and real estate fundamentals in the nation. Our markets are located in states that lead the nation in net migration as residents relocate from the Northeast, Midwest, and West Coast to our markets. This migration, when combined with historically low levels of new supply, has led to steady office absorption and positive rent growth, supporting healthy office fundamentals. We believe that we are well positioned to benefit from, and ultimately outperform in, the current real estate environment.

Our Atlanta portfolio totals 6.9 million square feet, representing 41.5% of our Net Operating Income2 for the fourth quarter of 2018 and was 93.4% leased at December 31, 2018. In addition, we had two projects under development in Atlanta at December 31, 2018, one office property and one mixed use property, in which we hold 90% and 20% interests, respectively. Job growth in Atlanta for the year ended December 31, 2018 was 2.3%, above the national average, and construction as a percentage of the total market square footage was1.6% at year end. Our portfolio is well located primarily in the Midtown, Buckhead, and Central Perimeter submarkets with direct access to mass transit.
Our Charlotte portfolio totals 3.1 million square feet, representing 18.5% of our Net Operating Income for the fourth quarter of 2018 and was 98.5% leased at December 31, 2018. In addition, we have one project under development in the South End of Charlotte totaling 282,000 square feet that is 94% leased to a single office customer and is owned in a 50-50 joint venture. Job growth in Charlotte for the year ended December 31, 2018 was 2.3% and construction as a percentage of the total market square footage was 3.8%. Our portfolio is located in the Uptown submarket where rent growth has significantly surpassed the national average. The overall market has benefited from Charlotte's strong population growth, which has increased at three times the national rate over the past decade. Strong demand and favorable economics have spurred a high level of new development across the market, specifically in Uptown where approximately 2 million square feet is currently under construction.
Our Austin portfolio totals 1.9 million square feet, representing 18.1% of our Net Operating Income for the fourth quarter of 2018 and was 95.1% leased at December 31, 2018. In addition, we have one project under development in Austin, owned in a 50-50 joint venture, totaling 358,000 square feet that is 87% leased to a single office customer. Job growth in Austin for the year ended December 31, 2018 was 3.0% and construction as a percentage of the total market square footage was 3.8%. Our portfolio is predominantly in the central business district where vacancy is 5.1% and new construction represents approximately 5% of inventory. We believe that our dominant presence in the downtown Austin submarket combined with strong job growth and low unemployment in Austin are favorable for our existing portfolio.
Our Phoenix portfolio totals 1.3 million square feet, representing 11.5% of our Net Operating Income for the fourth quarter of 2018 and was 96.2% leased at December 31, 2018. Job growth in Phoenix for the year ended December 31, 2018 was 3.8% and construction as a percentage of the total market square footage was 1.7%. Phoenix has experienced population growth at more than twice the national average, more than two-thirds of which was from new residents from outside the metropolitan area. Our portfolio is located in the Tempe submarkets, in close proximity to Arizona State University and its 80,000 students, where vacancy is relatively low at 7.1%, but construction as a percentage of inventory is the highest in the metro area.
Our Tampa portfolio totals 1.7 million square feet, representing 9.1% of Net Operating Income for the fourth quarter of 2018 and was 93.9% leased at December 31, 2018. Job growth in Tampa for the year ended December 31, 2018 was 2.2%, and construction as a percentage of the total market square footage was 0.9%. Metro-wide, the Tampa office market is experiencing low vacancy rates, and the Westshore submarket, where our portfolio is located, continues to command some of the highest rents in the metropolitan area, in part due to its central location and proximity to the Tampa airport.
Summary of Key Compensation Decisions for 2018
The Compensation Committee made the following key decisions with respect to the 2018 compensation for our NEOs:

•	Base salaries were increased in 2018 for each NEO, in line with market data and to reflect their respective contributions to the Company.

•
Performance goals for our annual cash incentive awards were achieved at 100.7% of target, with 100.7% paid, based on Company performance relating to FFO, increase in same property net operating income, gross office leasing volume and net effective rent performance on office leasing activity.

2 See Appendix A to this proxy for a reconciliation of a reconciliation of net income to net operating income. For the definition of net operating income, please see page 26 of our Annual Report on Form 10-K for the year ended December 31, 2018 available at www.sec.gov or on the Investor Relations page of our website at www.cousins.com

•
Long-term equity awards were granted to our NEOs using a mix of 60% performance-conditioned restricted stock units (“RSUs”) and 40% time-vested restricted stock. The performance-conditioned RSUs are earned only upon meeting performance goals relating to total stockholder return (relative to the SNL US REIT Office Index) and/or FFO over a three-year period for 2018 through 2020. The time-vested restricted stock vests equally over a three-year service requirement on the anniversary of the dates of the grant.

Compensation and Governance Practices
We believe that our compensation program encourages executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period. Below we highlight our compensation and governance practices that support these principles.
What We Do

✓
Mitigate Undue Risk:  We provide a balanced mix of cash and equity-based compensation, including annual and long-term incentives which have performance metrics that we believe mitigate against excessive risk-taking by our management.

✓
Significant Portion of Equity Awards are Performance-Based: In 2018, 60% of the regular equity awards granted to our executive officers are performance-based and require that we achieve performance goals relating to FFO or TSR over a three-year period for the awards to vest.

✓
Incentive Cash Awards are Based on Achievement of Performance Goals, but Provide for Compensation Committee Discretion:  Over the last ten years (2009 to 2018), payouts under our cash incentive plan have ranged from 0% to 150%, reflecting the Company's performance under the relevant goals for each year. The Compensation Committee sets performance goals under our annual incentive cash award plan that it believes are reasonable in light of past performance and market conditions. Our plan permits the Compensation Committee to exercise discretion in making final cash incentive award determinations so as to take into account changing market conditions, allowing our executive officers to focus on the long-term health of our Company rather than an "all or nothing" approach to achieving short-term goals.

✓
Cap on Incentive Awards: For at least the last six years, our policy has established a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award approved by the Compensation Committee for the year. For at least the last five years, our policy has established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150% of the target cash award remaining the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.

✓
Clawback Policy: We have adopted a recoupment or “clawback” policy pursuant to which we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

✓
Double Trigger Change in Control Agreements: We have entered into change in control agreements with our executive officers to ensure that the executives are focused on the interests of our stockholders in the event of a potential strategic acquisition, merger or disposition. The agreements require a “double trigger,” both a change in control and a termination of employment, for the payout of benefits.

✓
No Tax Gross-Up Provisions in Change in Control Agreements: Our change in control agreements with our executive officers do not include tax gross-up provisions. We have committed that we will not enter into a new agreement to include a tax gross-up provision.

✓	Independent Compensation Consultant: The Compensation Committee determined that its compensation consultant is independent pursuant to applicable NYSE listing standards.

✓
Strong Share Ownership Guidelines: We have strong stock ownership guidelines for our executive officers and Directors, including a target ownership of four times annual base salary for our Chief Executive Officer and three times annual base salary for our President (if separate from Chief Executive Officer).

✓	Holding Period on Restricted Stock Awards: We have adopted a policy requiring our executive officers to hold 50% of the after tax number of shares of restricted stock for 24 months following vesting.
✓
Prohibition of Hedging and Pledging of Company Stock: Our insider trading policy prohibits our Directors and executive officers from engaging in any short sales with respect to our stock or buying or selling puts or calls with respect to our stock. We also prohibit our Directors and executive officers from purchasing our stock on margin. None of our Directors or executive officers holds any of our stock subject to pledge.

✓	Majority Voting for Director Elections: Our Bylaws provide for majority voting in uncontested Director elections.
✓
Separate Roles for Chairman, Chief Executive Officer and Lead Independent Director: Effective January 2019, we have separated the roles of Chairman and CEO and we continue to have a Lead Independent Director.

What We Don’t Do

✗	No Employment Agreements: We do not have employment agreements with any of our executive officers. All of our executive officers are employed “at-will.”
✗
No Perquisites: We generally do not provide perquisites above the reporting threshold to our executive officers. In 2018, we did not provide any perquisites to our executive officers above the reporting threshold.

✗
No Pension Plans, Deferred Compensation Plans or Supplemental Executive Retirement Plans: We do not provide any defined benefit pension plans, deferred compensation plans or supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our 401(k) plan on the same basis as all of our employees.

✗
No Dividend Equivalent Units on Unearned Performance Awards: No dividend equivalent units (“DEUs”) are paid on performance-conditioned RSUs during the performance period. DEUs are paid only if and to the extent that the performance-conditioned RSUs are earned.

Say on Pay Results
At our 2018 annual meeting, stockholders approved our say on pay vote with 95.83% of votes cast.
We believe our compensation programs are effectively designed, are in alignment with the interests of our stockholders and are instrumental in achieving our business strategy. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.
Compensation Philosophy and Competitive Positioning
The success of our business strategy depends significantly on the performance of our executives, requiring a more diverse skill set than if we were a passive real estate investor and allowing us to underwrite and execute on acquisition, development and other investment opportunities, in addition to disposition, joint venture and financing activities. In assessing the compensation of our executives, including our NEOs, we consider strategies designed to attract and retain talented executives in a competitive and dynamic real estate marketplace. While keeping in mind our accountability to our stockholders, we aim to reward executives commensurate with Company and individual performance.

Our compensation philosophy is founded on two key principles:

•
To position our NEOs’ cash and equity-based compensation to be within a competitive range (e.g., +/-10% for base salary, +/-15% for total cash compensation and +/-20% for total direct compensation) of the average compensation paid by the 50th percentile of our peer group (described below under “Market Data”) for similarly situated positions; and

•	To provide a meaningful portion of total compensation via equity-based awards, including awards that are earned only if certain future Company performance measures are satisfied.
Providing compensation levels within a competitive range of the 50th percentile allows us to be reasonably positioned in finding and retaining the top talent we need to execute our business strategy. Based on an analysis prepared in October 2017 by the independent compensation consultant, the 2017 actual total direct compensation (calculated as base salary plus actual annual incentive cash awards plus grant date target value of long-term incentive awards) for our NEOs in the aggregate was at the 30th percentile when compared to the similar metric for our peer group and therefore generally within the +/-20% outlined above, although the 2017 actual long-term incentive awards were at lower end of the guideline when compared to the similar metric for our peer group.
Compensation Review Process
Market Data and Peer Group
The Compensation, Succession, Nominating and Governance Committee (for this section, the "Compensation Committee") evaluates NEO compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2018 compensation, the Compensation Committee engaged FPL Associates ("FPL"), among other things: (1) to review the methodology of peer group creation and propose a new peer group of public REITs to be used for the 2018 compensation targets; (2) to benchmark our executive compensation against our peers and assist in developing compensation objectives; (3) to analyze trends in compensation in the marketplace generally and among our peers specifically; and (4) to recommend the components and amounts of compensation for our NEOs. As discussed in Director Compensation on page 59, FPL also provided consulting services with respect to compensation for our Directors. Otherwise, FPL did not perform any other services for the Company in 2018.
With assistance from FPL, the Compensation Committee undertook a comprehensive review to develop an appropriate peer group of companies to review with the goal of evaluating the competitiveness of the Company's executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, office-focused REITs), size (defined by equity market capitalization) and portfolio scale (defined by number of properties and/or total square footage). As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee selected the peer group shown below.
The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 14 public real estate companies that focus on a variety of asset classes, including (where practical) those having an office component and those that are similar in size to us in terms of equity market capitalization (market value of common and preferred stock and partnership units convertible into stock). This peer group was used because public real estate companies of the same size have similar characteristics to our company with respect to the demands and complexity of managing a similar portfolio, a significant development and acquisition pipeline and extensive capital market activities. The companies were selected so that our equity market capitalization approximates the median. As of the time the study was conducted (July 2017), this peer group had equity market capitalization ranging from $2.554 billion to $6.508 billion. Our equity market capitalization, as of that time, of $4.072 billion, was above market median (62nd percentile). This Peer Group is comprised of the following companies:

●	Brandywine Realty Trust	●	Healthcare Realty Trust, Inc.
●	Columbia Property Trust, Inc.	●	Highwoods Properties, Inc.
●	Corporate Office Properties Trust	●	Hudson Pacific Properties, Inc.
●	DCT Industrial Trust, Inc.	●	Kite Realty Group Trust
●	DuPont Fabros Technology, Inc.	●	Piedmont Office Realty
●	EastGroup Properties, Inc.	●	STAG Industrial
●	First Industrial Realty Trust, Inc.	●	Weingarten Realty Investors

Role of Management and Compensation Consultants
The Compensation Committee evaluates Company and individual performance when making compensation decisions with respect to our NEOs. In making decisions regarding NEO compensation, the Compensation Committee considers recommendations from our CEO with respect to the performance and contributions of each of the other NEOs but retains the right to act in its sole and absolute discretion.
Representatives of the Compensation Committee’s independent compensation consultant will from time to time attend Compensation Committee meetings and provide guidance regarding interpreting the competitive compensation data and trends in the marketplace. For a discussion about the independent compensation consultant and the Committee’s independence assessment, see “Committees of the Board of Directors – Compensation, Succession, Nominating and Governance Committee” on page 17.
Components of Compensation
The total compensation opportunity for our NEOs in 2018 incorporated three primary components: base salary, annual incentive cash award and long-term incentive (or “LTI”) equity awards. Our compensation practices continue to reflect a strong alignment between pay and performance. As discussed in detail below, the performance-conditioned components of our long-term incentive compensation program have increased over the last few years, with particular emphasis on the portion of the equity awards including a TSR performance goal. To maximize alignment with stockholder interests, we tie a significant portion of our executives’ compensation (other than base salary) to our actual performance by delivering it in the form of long-term, equity-based compensation.
For our CEO, the mix of total direct compensation opportunity for 2018 (based on target values) is illustrated by the following chart:

Base Salary
The Compensation Committee makes base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee reviewed base salaries of our NEOs for 2018 at its meeting on December 18, 2017. The base salaries for each of our NEOs were increased for 2018, to be more competitive with the market data and to reflect their respective contributions to the Company. The increases in base salary are as set forth below:

	2017 Base Salary	2018 Base Salary	% Increase
Lawrence L. Gellerstedt III	$700,000	$725,000	3.6%
M. Colin Connolly	$405,000	$430,000	6.2%
Gregg D. Adzema	$417,150	$430,000	3.1%
Pamela F. Roper	$334,750	$344,793	3.0%
John S. McColl	$360,500	$371,315	3.0%

Annual Incentive Cash Award
Our NEOs have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance. Each year the Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the market data discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the beginning of each year.
In determining the actual annual incentive cash award paid to an executive officer, the Compensation Committee initially considers performance against the pre-established performance goals. The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, then considers all facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions of the executives, in making final award determinations.

During the period from 2014 to 2018, the Compensation Committee granted annual cash incentive awards as follows:
Annual incentive cash award payout capped at 150%;
performance above reflects actual performance, with rounding, before application of cap.
2018 Target Opportunity
The Compensation Committee established target annual incentive cash awards for our NEOs for 2018 at its meeting on December 18, 2017. As compared to 2017, no adjustment was made to the targeted percentage of base salary for the NEOs.
2018 Performance Goals
The Compensation Committee, at its February 5, 2018 meeting, approved performance goals for the 2018 annual incentive cash award following a review of our annual business plan and budget for the year. In approving the performance goals for the 2018 annual incentive cash award, the Compensation Committee considered the comprehensive coverage of the Company's same property pool (which was anticipated to comprise over 95% of the Company's portfolio for 2018), which resulted in this metric again being more reflective of the Company's overall portfolio net operating income performance than in 2017 (when it comprised only about 30% of the Company's portfolio). Following such consideration, for the 2018 annual incentive cash awards, the Compensation Committee increased the weight of relative importance of net operating income (from 20% to 30%), with corresponding decreases in leasing activity volume and net effective rent performance (which are reflective of the full portfolio) (from 20% to 15% each). The annual incentive cash award performance goals for 2018 were as follows:

1.
Funds from Operations Performance. The Compensation Committee believes that FFO is an appropriate measure of Company performance when it is properly adjusted for activities related to our investment and capital recycling strategies. The FFO goal for 2018 was $0.607 per share, weighted at 40% of the overall goals.

2.
Same Property Net Operating Income Performance. We believe that changes in same property net operating income are an appropriate measure of corporate performance. For 2018, the Compensation Committee established a goal for us to increase the net operating income generated from our same property portfolio by 2.68%, weighted at 30% of the overall goals.

3.
Leasing Activity Volume. We believe that aggregate volume of leasing activity is an appropriate measure of corporate performance. For 2018, the Compensation Committee established a goal for us to lease 1.2 million square feet of office space, weighted at 15% of the overall goals. This calculation would exclude all leases less than one year, amenity leases, percentage rent leases, storage leases, intercompany leases and license agreements, along with residential leases.

4.
Net Effective Rent Performance. We believe that the financial quality of leasing performance is as important as the aggregate volume of leasing activity. Consistent with this belief, the Compensation Committee established a goal for 2018 that the average net effective rent (net rent less tenant allowances and other leasing expenses) for all office leases executed in 2018 be not less than the budgeted net effective rent, with such calculation occurring with respect to each individual lease. The total calculation of performance would include the weighted average variance for all leases signed during the period. The net effective rent performance goal was weighted at 15% of the overall goals.

The Compensation Committee approves only a target goal for each measure. In calculating performance, each component is capped at 200% of target and total payouts are capped at 150% of overall target. The Compensation Committee believes that the performance goals were aggressive and the weighting of each performance goal for the 2018 annual incentive cash awards was appropriate given our business strategy, historic performance and the current real estate market. The Compensation Committee retains the discretion to make adjustments in determining our performance against the goals to the extent it believes the adjustment is appropriate and in the best interests of the Company.
2018 Performance Against Goals
The Compensation Committee, at its meeting on February 4, 2019, evaluated the Company’s actual performance against the 2018 goals and determined that we had achieved 100.7% of the overall goals, on a weighted basis, as described in detail below:

1.
Funds from Operations Performance. The Compensation Committee determined that we achieved adjusted FFO at an amount equal to 103.0% of our FFO goal. In reviewing our performance, the Compensation Committee exercised its discretion to adjust FFO by excluding gains realized in 2018 for the sale of assets in our commercial land portfolio for which impairment losses were recorded in the fourth quarter of 2011.

2.	Same Property Net Operating Income Performance. The Compensation Committee determined that we had achieved 78.7% of our goal for 2018 related to the increase in same property net operating income.

3.
Leasing Activity Volume. The Compensation Committee determined that we achieved 133.1% of our goal related to office leasing activity for 2018. This calculation excluded all leases less than one year, amenity leases, percentage rent leases, storage leases, intercompany leases and license agreements, along with residential leases.

4.
Net Effective Rent Performance. The Compensation Committee determined that we achieved 106.0% of our goal related to net effective rent performance for 2018. This calculation excluded leasing activity for which no budgets existed for comparison purposes.

Our actual performance against the 2018 goals are also reflected in the chart below:
At its December 2012 meeting, the Compensation Committee adopted a policy establishing a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award. At its January 2014 meeting, the Compensation Committee adopted a policy establishing a cap of 200% on each individual component of the annual incentive target cash award, while retaining the overall maximum payout of 150% of the target cash award. Based on the actual performance in 2018, application of this limitation was not required for calculation of the payout of 2018 performance awards. The actual annual incentive cash award for the 2018 performance period for each NEO is set forth in the table below and is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table:

	2018 Target % of Base Salary	Target Opportunity	2018 Actual Award
Lawrence L. Gellerstedt III	130%	$942,500	$949,098
M. Colin Connolly	95%	$408,500	$411,360
Gregg D. Adzema	95%	$408,500	$411,360
Pamela F. Roper	95%	$327,553	$329,846
John S. McColl	85%	$315,618	$317,827

2019 Performance Goals
The Compensation Committee, at its February 4, 2019 meeting, approved performance goals for the 2019 annual incentive cash award following a review of our annual business plan and budget for the year. Following such review, the Compensation Committee reaffirmed each of the four components which were utilized in the 2016 - 2018 performance periods, along with reaffirming the assignment of weights of relative importance to decrease the leasing activity volume and net effective rent performance that was utilized in 2018. The Compensation Committee considers the 2019 target amounts for each component to be aggressive and appropriate given our business strategy, historic performance and the current real estate market. The annual incentive cash award performance goal components and relative weighting for 2019 are as follows:
Long-Term Incentive Equity Awards
Our LTI program is intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage our executive officers to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing stockholder value. The Compensation Committee believes that our equity-based long-term compensation program should provide an appropriate balance between performance incentive and retention awards.
For more information, see “Evolution of Composition of Equity Awards” on page 40.
2018 LTI Awards
In 2018, the Compensation Committee granted time-vested restricted stock (40% of the overall award) and performance-conditioned RSUs (60% of the overall award) to the NEOs under our LTI program, following a structure conforming to that of prior years.
The Compensation Committee, at its February 5, 2018 meeting, granted LTI awards (the “2018 LTI Awards”) to each of our NEOs with a target grant date dollar value determined following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee utilizes a dollar amount as the target value of each NEO’s LTI award, rather than a number of shares or RSUs, so as to mitigate the impact of stock price volatility and permit our equity-based compensation to be budgeted with greater accuracy. The 2018 target LTI award values, as compared to 2018 target LTI award values, were generally increased for the NEOs, to be more competitive with the market data and to reflect the contributions of the respective NEOs to the Company.
The 2018 LTI Awards were comprised of a mix of 40% time-vested restricted stock, 42% performance-conditioned RSUs subject to a TSR condition (the "TSR RSUs") and 18% performance-conditioned RSUs subject to achievement of an FFO condition (the "FFO RSUs"). The time-vested restricted stock vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. For the performance-conditioned RSUs, the measurement period is three years and the RSUs vest in full only upon satisfaction of the performance conditions and (except in certain circumstances discussed below) if the holder is continuously employed with us through the full performance period.
The 2018 LTI Awards granted on February 5, 2018 by the Compensation Committee to our NEOs are set forth in the table below.

	Target LTI Award Value	Number of Restricted Shares Granted	Number of Performance (TSR) RSUs Granted	Number of Performance (FFO) RSUs Granted
Lawrence L. Gellerstedt III	$2,200,000	103,408	108,578	46,533
M. Colin Connolly	$825,000	38,778	40,717	17,450
Gregg D. Adzema	$800,000	37,603	39,483	16,921
Pamela F. Roper	$475,000	22,327	23,443	10,047
John S. McColl	$300,000	14,101	14,806	6,345

For purposes of valuing the Restricted Stock, the TSR RSUs and the FFO RSUs, we used our closing stock price on the date of grant, which was $8.51. The actual grant to an NEO for each component of the 2018 LTI Award was rounded to the nearest whole unit. The grant date fair value for financial reporting purposes for the 2018 LTI Awards is set forth in the "Stock Awards" column of the Summary Compensation Table and was determined in accordance with applicable accounting rules, and differs from the target value shown above.
2018 Performance-Conditioned RSUs
The performance-conditioned RSUs granted in 2018 (the “2018 Performance-Conditioned RSUs”) require achievement of a total stockholder return goal and/or achievement of an FFO goal to have any value. These awards “cliff” vest on the third anniversary of the grant date, but are payable only if the performance conditions are met and if the holder has been continuously employed through such date (except in certain circumstances discussed below). The terms of the 2018 Performance-Conditioned RSUs are summarized as follows:

•
42% of the target value of the 2018 LTI Awards are comprised of Performance-Conditioned RSUs which are subject to a condition based upon the total stockholder return (“TSR”) of our common stock over the three-year period beginning January 1, 2018 through December 31, 2020 relative to the TSR of the companies in the SNL US REIT Office Index as of January 1, 2018 (the “2018 LTI Peer Group”). This goal is evaluated on a sliding scale. TSR below the 30th percentile of the 2018 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35% payout, TSR at the 50th percentile would result in 100% payout, and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically interpolated between these stated levels, subject to the 200% maximum.

•
18% of the target value of the 2018 LTI Awards are comprised of performance-conditioned RSUs which are subject to a condition that our FFO per share during the period beginning January 1, 2018 through December 31, 2020, is at least equal to a defined dollar amount per common share (the “FFO Target”). This goal is evaluated on a sliding scale. If FFO per share is less than 60% of the FFO Target, then there would be no payout. If FFO per share is equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share is 140% or greater of the FFO Target, then the payout would be 200%. Any performance between the stated levels will result in a prorated payout. The Compensation Committee considers the FFO Target to be aggressive and appropriate given our business strategy, historic performance and the current real estate market.

The Compensation Committee retains the discretion to make adjustments to our performance in determining whether the vesting conditions are achieved under the 2018 Performance-Conditioned RSU awards. At its meeting on February 5, 2018, the Compensation Committee determined that for purposes of the FFO Target, and consistent with practice in prior years, it would adjust FFO to exclude the gains on the previously impaired assets recorded by the Company in the fourth quarter of 2011 with respect to our residential and commercial land, along with exclusion of any beneficial adjustments related to the Parkway Transaction expenses. The Compensation Committee had previously determined that when it evaluates performance against the FFO Target, any gains ultimately realized on the sale of these impaired assets will be excluded from FFO.
Dividend equivalents are not paid on Performance-Conditioned RSUs prior to full vesting. Upon satisfaction of the vesting conditions, dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock during the performance period are determined and paid on a cumulative, reinvested basis over the term of the award, at the time the award vests and based on the number of shares that are earned. For example, if the payout of a Performance-Conditioned RSU at vesting equaled 100% of target, the payout would include dividend equivalents on shares at 100% of target on a reinvested basis over the three-year performance period.
LTI Grant Practices
We typically grant LTI awards to key employees at a regularly scheduled meeting of the Compensation Committee, which has been held in January or February in each of the last five years. We do not have any program, plan or practice that coordinates the grant of equity awards with the release of material information. The Compensation Committee views LTI awards as an essential component of annual compensation of our NEOs and, as a result, the Committee approves the target grant date value of these awards in connection with the benchmarking exercise that results in the approval of annual base salaries, target annual cash incentive (bonus) and target LTI award, with a review and approval of the structure and performance conditions occurring at the time of the issuance of an LTI award.
Evolution in Composition of Equity Awards
In furtherance of its goal to continue to tie pay to performance and to ensure the long term goals of retention and motivation, the Compensation Committee reviews the components and composition of the long term incentive equity awards that it grants. During the period from 2009 to 2018, the composition of equity awards granted has moved from stock options and time-vested RSUs to a mix that is 60% comprised of Performance-Conditioned RSUs and 40% comprised of time-based restricted stock, with no stock options since 2011. In addition, the TSR performance component also increased during such period, from 0% of the award to 42% of the award. Beginning in 2015, we increased the threshold for payout from 25th percentile to 30th percentile; as a result in the event that our three-year relative TSR performance is in the bottom quartile, no payout will occur for the TSR RSUs.
Restricted Stock
Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as performance-conditioned awards or stock options, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive. Additionally, full value awards create an interest that encourages executives to think and act like stockholders and serve as a competitive retention vehicle. The restricted stock granted in 2018 vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. The restricted stock is granted under our 2009 Incentive Stock Plan. Holders of restricted stock generally receive all regular and special dividends declared with respect to our common stock.
Restricted Stock Units
The Compensation Committee awards cash-settled RSUs as a component of LTI, which, unlike grants of restricted stock, do not result in additional dilution to existing stockholders. Each of these RSUs is a bookkeeping unit that is essentially the economic equivalent of one share of restricted stock, the difference being that upon vesting the RSU is settled in cash, paying an amount equal to the 30-calendar day average closing price of our common stock for the period ending on the valuation date. The RSUs are granted under our 2005 Restricted Stock Unit Plan.
Upon retirement of a participant, including an NEO, RSUs are potentially subject to accelerated vesting if the participant satisfies the “Rule of 65” (as described under "Compensation Discussion and Analysis -- Severance Policy, Retirement and Change in Control Agreements" on page 45). In the case of performance-conditioned RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived but not the performance condition. In the case of service-conditioned RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived and the service-conditioned RSUs would be payable as of the date of retirement.
The Compensation Committee did not adopt the Rule of 65 for restricted stock awards because it would result in adverse tax consequences to the recipient.
Outstanding Option Rights
The Compensation Committee has not awarded options since 2011, as reflected in the Outstanding Equity Awards at 2018 Fiscal Year-End on page 51 of this Proxy Statement. The graph below reflects the value of the options previously granted to employees as of February 8, 2019, which is calculated as the difference between the strike price and the closing price on February 8, 2019. The average strike price for the options granted from 2009-2011 is $5.86, and the average value as of February 8, 2019 is $3.40.

Other Compensation Items
LTI Awards Granted in 2016
At its meeting on February 4, 2019, the Compensation Committee evaluated the potential payout under the LTI Awards granted in 2016. The Performance-Conditioned RSUs were subject to performance goals relating to TSR (70% of the RSU award) and FFO (30% of the RSU award). With respect to the TSR component, the target performance over the period from January 1, 2016 to December 31, 2018 (the "2016 LTI Performance Period") was targeted at the 50th percentile relative to the companies in the SNL Financial US Office REIT Index as of January 1, 2016 which remain publicly traded on an established exchange for the entire performance period (the “2016 LTI Peer Group”).
The TSR component of the LTI awards was evaluated on a sliding scale, based on the Company's TSR performance during the 2016 LTI Performance Period, relative to the TSR performance for that period by the 2016 LTI Peer Group. TSR below the 30th percentile of the 2016 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35% payout, TSR at the 50th percentile would result in 100% payout, and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically interpolated between these stated levels, subject to a 200% maximum. At its meeting on February 4, 2019, the Compensation Committee determined that our TSR for the 2016 LTI Performance Period was at the 86.4th percentile relative to the companies in the 2016 LTI Peer Group, and that the mathematical interpolation resulted in 200.0% of the TSR component of these RSUs being payable.
In addition, at its meeting on September 21, 2016, the Compensation Committee determined to adjust the FFO Targets for the 2016 LTI Awards to equitably reflect the impact of the Parkway Transactions. Accordingly, the Compensation Committee approved adjustments to the FFO Targets previously approved for the 2016 LTI Awards, such that the FFO Target was adjusted to exclude the portion of the FFO Target which was derived from estimated FFO for the fourth quarter of 2016. The Compensation Committee also determined that the actual FFO for the fourth quarter of 2016 would be eliminated from the calculation of performance.
With respect to the FFO component, the adjusted target performance required that we achieve aggregate FFO for the three calendar years during the 2016 LTI Performance Period of $1.84 per common share (the “FFO Target”). This component of the LTI awards was also evaluated on a sliding scale. If FFO per share were less than 60% of the FFO Target, then there would be no payout. If FFO per share were equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share were 140% or greater of the FFO Target, then the payout would be 200%. Payouts would be prorated between these stated levels, subject to the 200% maximum. At its meeting on February 4, 2019, the Compensation Committee determined that the aggregate FFO per share achieved for the 2016 LTI Performance Period was $1.889, which corresponded to 103% of the target and which resulted in an interpolated payout at 107.5% of target for this component. Consistent with determinations previously approved by the Committee, the calculation of the FFO performance excluded gains on previously impaired assets recorded by the Company in the fourth quarter of 2011 with respect to our residential and commercial land, along with exclusion of FFO for the quarter ended December 31, 2016 (in September 2016, the Compensation Committee approved an equitable adjustment to the FFO goal to reflect exclusion of FFO for that same quarter). Taken together, payout for the two components combined was 172.3% of target, as reflected in the following chart:

Because the payout for the 2016 performance-conditioned LTI awards occurred in 2019, these awards will be reflected in the Option Exercises and Stock Vested table in next year’s proxy statement.
Changes to our Compensation Plans for 2019
As part of the leadership succession (see Board Leadership Structure on page 18), Mr. Gellerstedt retired as Chief Executive Officer and the Board appointed Mr. Gellerstedt to serve as Executive Chairman, each effective January 1, 2019. Concurrently, the Board elected Mr. Connolly to serve as President and Chief Executive Officer, effective January 1, 2019. At its meeting on December 19, 2018, the Compensation Committee reviewed base salaries, target annual incentive cash awards and LTI award targets for each of our NEOs for 2019, with adjustments made for each NEO that were in line with market data and to reflect their respective contributions to the Company. As a result of their review, the Compensation Committee made changes to the compensation of Messrs. Gellerstedt and Connolly, as reflected in the table below:

Year	NEO	Title	Base Salary	Annual Bonus Target		LTI Target Amount	Total Target Compensation
2018	Lawrence L. Gellerstedt III	Chairman & CEO	$725,000	130%	$942,500	$2,200,000	$3,867,500
2018	M. Colin Connolly	President & COO	$430,000	95%	$408,500	$825,000	$1,663,500
	TOTAL		$1,155,000		$1,351,000	$3,025,000	$5,531,000

2019	Lawrence L. Gellerstedt III	Executive Chairman	$500,000	100%	$500,000	$0	$1,000,000
2019	M. Colin Connolly	President & CEO	$600,000	130%	$780,000	$1,500,000	$2,880,000
	TOTAL		$1,100,000		$1,280,000	$1,500,000	$3,880,000

Full details regarding the Compensation Committee's decisions regarding 2019 compensation for NEOs will be made available in the Company's 2020 Proxy filing.
Benefits and Perquisites
We provide health, dental, life, vision and disability insurance benefits to all of our employees. Our NEOs are eligible to participate on the same basis as all other employees. We contribute to individual health savings accounts for all employees who successfully complete wellness initiatives, with the amount of the Company contribution tied to the level of initiatives completed in a given year. We maintain a 401(k)/retirement savings plan (“Retirement Savings Plan”) for all eligible employees, including our NEOs. Through the end of 2018, we provided a 100% “match” for all employee contributions to the Retirement Savings Plan up to 3% of eligible compensation. Beginning in 2019, we provide an employer contribution to the Retirement Savings Plan of 3% of each employee's eligible compensation, and we expect this program to continue in the future.
We do not have a pension plan or deferred compensation program for any of our employees, including our NEOs. Rather, we focus on providing short and long-term cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement.
In 2018, we did not provide any perquisites to our NEOs above the reporting threshold.
Our NEOs are eligible for benefits under change in control agreements only in certain “double trigger” circumstances. These agreements are discussed below under “Severance Policy, Retirement and Change in Control Agreements.”
Incentive-Based Compensation Recoupment or “Clawback” Policy
Our Board of Directors has adopted an incentive-based compensation recoupment policy (the “Recoupment Policy,” also sometimes commonly referred to as a “clawback” policy). Pursuant to the Recoupment Policy, if the Company is required to restate any previously issued financial statements due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, the Company will seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation from the Company during the three-year period preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered from the executive officer will be based on the excess, if any, of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement. The definition of “executive officer” and “incentive-based compensation,” the date on which the Company is required to prepare an accounting restatement, the amount to be recovered and any other interpretation of the policy shall be determined by the Compensation Committee acting in its sole discretion. The Board of Directors may amend the Recoupment Policy from time to time in its discretion and as it deems necessary or appropriate to reflect applicable regulations of the SEC, any rules or standards adopted by a national securities exchange, any related guidance from a governmental agency which has jurisdiction over the administration of such provision, any judicial interpretation of such provision and any changes in applicable law.
Stock Ownership Guidelines and Stock Holding Period
Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers and Directors. With respect to our executive officers, the guidelines require ownership of our stock within five years of becoming an executive officer or from promotion to a new executive office, with a value equal to the following multiple of his or her base salary. In addition, each of our Directors is required to own stock with a value equal to three times the annual cash retainer for Directors, or $180,000. Directors generally must accumulate the required ownership within three years of joining the Board. As of February 8, 2019, each of our Directors and executive officers satisfied the stock ownership guidelines (taking into account any period permitted to satisfy the guidelines, where applicable), as shown below:

Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director's Cash Retainer	In Compliance?
Executive Chair	4x	Yes
CEO	4x	Yes
President (if not also CEO)	3x	Yes
Executive Vice Presidents	2x	Yes
Other executive officers	1x	Yes
Non-Employee Directors	3x	Yes

The guidelines are consistent with our belief that our executive officers’ and Directors’ interests should be aligned with those of our stockholders and our expectation that executive officers and Directors maintain a significant level of investment in our Company. The Chair of the Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate. With respect to both executive officers and Directors, the following count toward the stock ownership requirements:

•	shares purchased on the open market;

•
shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly, unless beneficial ownership is disclaimed by the executive officer or Director;

•	restricted stock and RSUs received pursuant to our LTI plans, whether or not vested; and

•
shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement, unless beneficial ownership is disclaimed by the executive officer or Director.

Under our Corporate Governance Guidelines, our executive officers are required to hold 50% of the after tax number of shares of restricted stock granted under our compensation plans for a period of 24 months following vesting.
Severance Policy, Retirement and Change in Control Agreements
We have several arrangements that would provide for the payment of benefits in the event of a termination of one of our NEOs or a change in control of our company.
General Severance Benefit for All Employees
We provide a general severance benefit to all employees, including our NEOs, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by us, the years of service multiplied by 1.5, plus (ii) four. The calculation of the severance benefit payable to an employee, and the terms and conditions of the severance plan, are subject to change from time to time.
Equity Plans
The 2009 Incentive Stock Plan (as amended the “Stock Plan”) and the 2005 Restricted Stock Unit Plan (as amended, the “RSU Plan”) generally provide for accelerated vesting of awards upon a “change in control” if the plan is not continued or assumed. Under the Stock Plan and the RSU Plan, even if one or both of these plans are continued or assumed, the awards vest if the employee is terminated or resigns for good reason within two years of the change in control. With respect to Performance-Conditioned RSUs, if accelerated vesting occurs as a result of a change in control, then the payout amount is at the target award amount. Our NEOs participate in the Stock Plan and the RSU Plan on the same terms as our other key employees. The Compensation Committee believes that the accelerated vesting of outstanding equity awards following a change in control is a customary and reasonable component of an equity incentive program.
In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, stock options and RSUs, other than performance-conditioned RSUs, vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Compensation Committee adopted the Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that options and RSUs are part of annual compensation and, if an employee retires after satisfying certain age and service requirements, then he or she should get the benefit of outstanding options and RSUs. With respect to performance-conditioned RSUs, the Rule of 65 applies to waive any continuing service requirement but does not waive any performance condition. Also, the Compensation Committee did not adopt the Rule of 65 for restricted stock awards because it would result in adverse tax consequences to the recipient.

Change in Control Agreements
Each of our NEOs is a party to a Change in Control Severance Agreement (the “Change in Control Agreement”), which provides the NEOs with benefits in the event that his or her employment is terminated under certain circumstances following a change in control, often referred to as a “double trigger.” These agreements have been in place since 2007 for those employees who were executive officers at that time. The Compensation Committee believes that the cash severance and other benefits provided under the Change in Control Agreement are customary and reasonable components of our compensation program that keep our NEOs focused on the interests of the stockholders in the event of a potential strategic transaction.
Each of NEOs is party to a Change in Control Agreement that includes a "net best" provision instead of a tax gross-up provision. Our Change in Control Agreements also include non-competition clauses that prohibit the NEO (without the prior written consent of the Company) to compete with the "Company's Business" within a 15 mile radius of any of the Company's projects for two years following termination of the NEO's employment following a change in control, with the definition of Company's Business being those activities related to commercial office properties.
Tax Implications of Executive Compensation
The Compensation Committee's policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Prior to December 22, 2017, under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), a publicly-held corporation was not permitted to deduct compensation of more than $1 million paid to any "covered employee." The recently enacted act to provide for reconciliation pursuant to Titles II and IV of the concurrent resolution on the budget for fiscal year 2018, commonly known as the "Tax Cuts and Job Act," eliminated the previous limited exceptions which permitted deductions for certain performance-based compensation above the $1 million limit, unless such compensation qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.
Substantially all of the services rendered by our NEOs were performed on behalf of our operating partnership or its subsidiaries. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we have no reason to believe that the same conclusion would not apply to us. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Because we qualify as a REIT under the Code, we generally distribute at least 90% of our net taxable income (excluding any net capital gain) each year and, therefore, do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers as a result of their services performed on behalf of our operating partnership, the recently enacted amendment to Section 162(m) that eliminates the exception to the limitation on the federal tax deduction does not have a material impact on us.

Committee Report on Compensation
The Compensation, Succession, Nominating and Governance Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation, Succession, Nominating and Governance Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation, Succession, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2019 proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION, SUCCESSION, NOMINATING
AND GOVERNANCE COMMITTEE

Robert M. Chapman, Chair
Charles T. Cannada
Lillian C. Giornelli
Donna W. Hyland

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

SUMMARY COMPENSATION TABLE FOR 2018
The following table sets forth information concerning total compensation for our NEOs for 2018, 2017 and 2016.

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Lawrence L. Gellerstedt III	2018	$725,000	$2,417,618	$949,098	$25,652	$4,117,368
Chairman and	2017	$700,000	$3,038,278	$1,132,950	$23,621	$4,894,849
Chief Executive Officer	2016	$650,000	$1,469,886	$1,108,250	$22,235	$3,250,371
M. Colin Connolly	2018	$430,000	$906,610	$411,360	$33,044	$1,781,014
President and	2017	$405,000	$1,129,649	$479,014	$30,283	$2,043,946
Chief Operating Officer	2016	$341,250	$558,558	$418,919	$29,046	$1,347,773
Gregg D. Adzema	2018	$430,000	$879,135	$411,360	$33,444	$1,753,939
Executive Vice President and	2017	$417,150	$1,167,798	$493,384	$30,516	$2,108,848
Chief Financial Officer	2016	$405,000	$685,941	$524,799	$28,752	$1,644,492
Pamela F. Roper	2018	$344,793	$521,989	$329,846	$33,244	$1,229,872
Executive Vice President,	2017	$334,750	$743,662	$395,926	$30,433	$1,504,771
General Counsel and Corporate Secretary	2016	$325,000	$391,968	$421,135	$29,046	$1,167,149
John S. McColl	2018	$371,315	$329,670	$317,827	$33,194	$1,052,006
Executive Vice President	2017	$360,500	$625,667	$381,499	$30,283	$1,397,949
	2016	$350,000	$269,484	$405,790	$28,752	$1,054,026

(1)
This column reflects the aggregate grant date fair value of restricted stock awards and performance-conditioned RSUs granted during the applicable year, computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value of restricted stock awards is the number of shares of restricted stock granted multiplied by the closing stock price on the grant date. The grant date fair value of the FFO-based performance-conditioned RSUs is the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant. The grant date fair value of the TSR-based performance-conditioned RSUs is the target number of RSUs granted multiplied by the fair market value per RSU determined using a Monte Carlo valuation, with such valuation being performed as of the grant date. The grant date fair value of the service-conditioned RSUs is the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant. Information about the assumptions used to value these awards can be found in Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. An overview of the features of these awards can be found in “Compensation Discussion and Analysis” above.

For 2018, the grant date fair value of the restricted stock awards reflects the closing stock price on the grant date of February 5, 2018 ($8.51). The grant date fair value of the FFO-based performance-conditioned RSUs and the service-conditioned RSUs which were each granted February 5, 2018 reflects the 30-day trailing average stock price on the date of grant, which was $9.01. The grant date fair value of the TSR-based performance-conditioned RSUs granted February 5, 2018 reflects the fair market value per RSU determined using a Monte Carlo valuation ($10.30). Assuming the highest level of performance conditions are achieved for the FFO-based and TSR-based performance-conditioned RSUs, resulting in 200% of the target RSUs being issued, the grant date values of all stock awards for 2018 would be as follows: Mr. Gellerstedt — $3,955,234; Mr. Connolly — $1,483,220; Mr. Adzema — $1,438,268; Ms. Roper — $853,976; and Mr. McColl — $539,340.

The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The actual amount ultimately realized by the NEO, if any, from a grant of performance-conditioned RSUs will depend upon the 30-day trailing average stock price on the last day of the performance period and our performance relative to the conditions. The actual amount ultimately realized by the NEO, if any, from a grant of service-conditioned RSUs will depend upon the 30-day trailing average stock price on the vesting date.

(2)
These amounts reflect the actual annual incentive cash award earned by the NEOs for the applicable year, as determined by the Compensation Committee. For a description of the 2018 annual cash incentive award performance goals, see "Compensation Discussion and Analysis" above.

(3)	The components of All Other Compensation for 2018 are as set forth below. In 2018, we did not provide any perquisites to our NEOs above the reporting threshold.

	Retirement Savings Plan Contribution (A)	Insurance Premiums (B)	Total All Other Compensation
Lawrence L. Gellerstedt III	$8,250	$17,402	$25,652
M. Colin Connolly	$8,250	$24,794	$33,044
Gregg D. Adzema	$8,250	$25,194	$33,444
Pamela F. Roper	$8,250	$24,994	$33,244
John S. McColl	$8,250	$24,944	$33,194

(A)
We maintain a Retirement Savings Plan for the benefit of all eligible employees. Through the end of 2018, the Company “matched” employee contributions to the plan up to 3% of eligible compensation, subject to a maximum matching contribution of $8,250 in 2018. The “matching” contributions were available for all employees, including our NEOs. During the first three years of a participant's employment, Company contributions, both discretionary and matching, vest ratably each year. After a participant has three years of service, all contributions are fully vested. Vested benefits are generally paid to participants upon retirement but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

(B)
This column reflects the portion of health, dental, life, disability and accidental death insurance premiums paid by the Company on behalf of the NEOs, together with the cost of the employee assistance/wellness program to which the Company subscribes and the health savings account contributions made by the Company. All active employees regularly scheduled to work 24 hours or more per week are eligible to participate in the Company benefit plans. We contribute to health savings accounts for the benefit of all eligible employees, which are personal savings accounts funded with pre-tax dollars and used to pay for eligible health care expenses not covered by insurance. The Company contributes annually into an employee's health savings account based upon the successful completion of wellness initiatives by the employee, subject to a maximum matching contribution of $500 in 2018. The contributions are available for all benefit-eligible employees, including our NEOs.

GRANTS OF PLAN-BASED AWARDS IN 2018
The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (in units) (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Target ($)	Maximum ($)	Threshold	Target	Maximum
Lawrence L. Gellerstedt III
Annual Incentive Award (1)		$942,500	$1,413,750
Performance-conditioned RSUs – TSR (2)	2/5/18			38,002	108,578	217,156		$1,118,353
Performance-conditioned RSUs – FFO (2)	2/5/18			1,163	46,533	93,066		$419,262
Restricted Stock (3)	2/5/18						103,408	$880,002
M. Colin Connolly
Annual Incentive Award (1)		$408,500	$612,750
Performance-conditioned RSUs – TSR (2)	2/5/18			14,251	40,717	81,434		$419,385
Performance-conditioned RSUs – FFO (2)	2/5/18			436	17,450	34,900		$157,225
Restricted Stock (3)	2/5/18						38,778	$330,001
Gregg D. Adzema
Annual Incentive Award (1)		$408,500	$612,750
Performance-conditioned RSUs – TSR (2)	2/5/18			13,819	39,483	78,966		$406,675
Performance-conditioned RSUs – FFO (2)	2/5/18			423	16,921	33,842		$152,458
Restricted Stock (3)	2/5/18						37,603	$320,002
Pamela F. Roper
Annual Incentive Award (1)		$327,553	$491,330
Performance-conditioned RSUs – TSR (2)	2/5/18			8,205	23,443	46,886		$241,463
Performance-conditioned RSUs – FFO (2)	2/5/18			251	10,047	20,094		$90,523
Restricted Stock (3)	2/5/18						22,327	$190,003
John S. McColl
Annual Incentive Award (1)		$315,618	$473,427
Performance-conditioned RSUs – TSR (2)	2/5/18			5,182	14,806	29,612		$152,502
Performance-conditioned RSUs – FFO (2)	2/5/18			159	6,345	12,690		$57,168
Restricted Stock (3)	2/5/18						14,101	$120,000

(1)
These amounts reflect target annual incentive cash amounts for 2018 as set by the Compensation Committee. In accordance with the Compensation Committee's policies, there is no threshold amount set for this award. The maximum payout cannot exceed 150% of target.

(2)
These rows show the potential number of RSUs that would vest pursuant to the performance-conditioned RSUs at the end of the applicable three-year performance period if the threshold, target or maximum performance goals are satisfied, provided the NEO remains continuously employed by us, or upon retirement if the NEO meets the Rule of 65. In addition, dividend equivalents will be paid upon satisfaction of the vesting conditions, if at all, on a cumulative, reinvested basis over the term of the award based on the number of RSUs which actually vest. See “Compensation Discussion and Analysis – 2017 LTI Awards” for a description of the performance parameters for these performance-conditioned RSUs, and see “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards. Note that the threshold listed for TSR RSUs reflects the resulting payout if the minimum performance threshold of 30th percentile is satisfied (35% payout), and the threshold listed for FFO RSUs reflects the resulting payout if the minimum performance threshold of greater than 60% of FFO target is satisfied (2.5% payout).

(3)
This column represents shares of restricted stock granted in 2018 under our Stock Plan. The restricted stock granted February 5, 2018 as part of the 2018 LTI Awards vests ratably over three years on each anniversary of the grant date, provided the NEO has been continuously employed by us through the applicable anniversary date. The restricted stock awards also receive dividends or dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock.

(4)
This column reflects the aggregate grant date fair value of restricted stock awards and performance-conditioned RSUs granted during the applicable year, computed in accordance with ASC 718. The grant date fair value of the restricted stock awards is the product of the number of shares granted multiplied by the closing stock price on the grant date of February 5, 2018 ($8.51). The grant date fair value of the FFO-based performance-conditioned RSUs is the product of the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant of February 5, 2018 ($9.01). The grant date fair value of the TSR-based performance-conditioned RSUs is the target number of RSUs granted multiplied by the fair market value per RSU determined using a Monte Carlo valuation, which is computed based on the probable outcome of the performance conditions as of the grant date for the award ($10.30). Information about the assumptions used to value these awards can be found in Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The amount ultimately realized by the NEO, if any, from a grant of performance-conditioned RSUs will depend upon the 30-day trailing average stock price on the last day of the performance period and the satisfaction of the performance conditions.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2018.

	Option Awards				Stock Awards
		Option Exercise Price (1)	Option Grant Date (1)	Option Expiration Date (1)	Number of Shares or Units of Stock that Have Not Vested (2)(3)	Market Value of Shares or Units of Stock that Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested (6)
	Number of Securities Underlying Unexercised Options (1)
Lawrence L. Gellerstedt III	88,569	$5.32	02/15/10	02/15/20
	67,676	$6.39	02/14/11	02/14/21
					527,424	$4,166,650	284,197	$2,245,156
M. Colin Connolly	-	-	-	-
					206,020	$1,627,558	103,347	$816,441
Gregg D. Adzema	-	-	-	-
					229,712	$1,814,725	103,198	$815,264
Pamela F. Roper	-	-	-	-
					142,476	$1,125,560	59,307	$468,525
John S. McColl	-	-	-	-
					107,873	$852,197	40,514	$320,061

(1)
See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards. All options are fully vested and exercisable.

(2)
Included in this number are TSR-based and FFO-based performance-conditioned RSUs granted on January 29, 2016, as adjusted in connection with the Spin-off. These awards have a performance evaluation date of December 31, 2018 and a vesting date of January 29, 2019. The TSR-based performance-conditioned RSUs and the FFO-based performance-conditioned RSUs each surpassed the threshold. Therefore, as of December 31, 2018, the TSR-based RSUs and FFO-based RSUs had been earned, but not yet vested. These awards met the criteria for an average weighted payout of 172.3%, which is reflected in the number of shares above. They vested on January 29, 2019 based on the 30 day average of our closing stock price as December 31, 2018 ($8.11). The number of shares and the amount earned by each NEO upon vesting, including dividend equivalent units, as it relates to these shares is as follows:

		Number of TSR-based RSUs			Number of FFO-based RSUs		Amount Earned Upon Vesting
Lawrence L. Gellerstedt III			187,385			45,854	$1,891,566
M. Colin Connolly			71,208			17,425	$718,815
Gregg D. Adzema			87,446			21,398	$882,720
Pamela F. Roper			49,969			12,229	$504,419
John S. McColl			34,356			8,407	$346,796

(3)
Included in this number are service-conditioned RSUs granted to Ms. Roper and Messrs. Adzema, Connolly and McColl on February 6, 2017 and service conditioned RSUs granted to Mr. Gellerstedt on December 18, 2017. Subject to satisfaction of the service condition by each NEO, these RSUs will vest on February 6, 2020, based on the 30 day average our closing stock price on that date. See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.

(4)	Market value was calculated by multiplying the number of unvested restricted shares and earned unvested RSUs at year-end by our closing stock price on December 31, 2018 ($7.90).
(5)
Represents performance-conditioned RSUs granted in 2017 and 2018, assuming that the target performance goals will be achieved for the TSR-based and FFO-based awards granted in 2017 and 2018. See Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for an overview of the features of these awards. See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.

(6)	Market value was calculated by multiplying the number of unearned unvested RSUs at year-end by our closing stock price on December 31, 2018 ($7.90).

OPTION EXERCISES AND STOCK VESTED IN 2018
The following tables set forth information concerning the amounts realized in 2018 upon the vesting of restricted stock and RSUs and upon the exercise of options by each of our NEOs.

	Stock Awards		Option Exercises
	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)	Number of Shares Acquired on Exercise (3)	Value Realized on Exercise (4)
Lawrence L. Gellerstedt III	206,688	$1,879,207	66,166	$202,468
M. Colin Connolly	67,021	$608,242	-	-
Gregg D. Adzema	86,784	$790,032	29,608	$88,824
Pamela F. Roper	47,591	$433,113	6,684	$18,715
John S. McColl	33,456	$234,287	73,102	$248,117

(1)	The number of shares acquired upon vesting includes the following:

	Shares of Restricted Stock	RSUs (A)
Lawrence L. Gellerstedt III	80,617	126,071
M. Colin Connolly	28,230	38,791
Gregg D. Adzema	33,446	53,338
Pamela F. Roper	18,664	28,927
John S. McColl	13,259	20,197

(A) RSUs are paid in cash at vesting. The TSR-based and FFO-based RSU awards met the criteria for an average weighted payout of 120.2%, which is reflected in the number of shares above. The number of shares and the amount earned by each NEO upon vesting includes dividend equivalent units.

(2)
The value shown is based on the trailing 30-day average closing market price of our common stock of $9.32 for the RSUs which vested on December 31, 2017. The value shown also includes dividend equivalents for RSUs. The value shown is based on the closing market price of our common stock of $8.95, $8.83 and $8.48 for the restricted shares which vested on January 29, 2018, February 2, 2018 and February 6, 2018, respectively. If the vesting date is not an NYSE trading day, the prior trading day’s closing price is used.

(3)	The number of shares acquired upon exercise is the gross number of options exercised. It includes shares surrendered to pay the strike price and shares surrendered to pay tax obligations, if any.

(4)
The value shown is based on the closing price on the date of exercise. It is the difference between the market value (closing price on date of exercise) of the underlying common stock and the strike price of the options exercised. Mr. Gellerstedt exercised 66,166 options on May 30, 2018; the closing price of our common stock was $9.39 and Mr. Gellerstedt received 21,562 net shares before taxes. Mr. Adzema exercised 15,654 options on May 30, 2018; the closing price of our common stock was $9.39 and Mr. Adzema received 5,001 net shares before taxes. Mr. Adzema exercised 13,954 options, electing the stock appreciation right feature, on May 30, 2018; the closing price of our common stock was $9.39 and Mr. Adzema received the cash equivalent of 4,458 net shares before taxes. Ms. Roper exercised 6,684 options, electing the stock appreciation right feature, on May 25, 2018; the closing price of our common stock was $9.13 and Ms. Roper received the cash equivalent of 2,050 net shares before taxes. Mr. McColl exercised 73,102 options on May 31, 2018; the closing price of our common stock was $9.42 and Mr. McColl received 26,338 net shares before taxes.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE IN CONTROL
We provide severance benefits to our NEOs as described in “Compensation Discussion and Analysis — Severance Policy, Retirement and Change in Control Agreements” in the event that (1) a “change in control” occurs and (2) during the two-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below). The severance benefit is payable in a lump sum six months and one day after termination. For each of Messrs. Adzema and McColl and Ms. Roper, we have agreed to pay an amount equal to 2.00 times the sum of his or her annual base salary plus his or her average cash bonus. For each of Messrs. Gellerstedt and Connolly, we have agreed to pay an amount equal to 3.00 times the sum of his annual base salary plus his average cash bonus.
For purposes of determining the severance benefit, “annual base salary” is the NEO’s annual base salary in effect on the day before the NEO’s employment terminates in connection with the change in control. The “average cash bonus” is the sum of the annual cash bonuses that were paid to the NEO during the three years immediately prior to the date the NEO’s employment terminates in connection with the change in control, divided by the number of annual cash bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event occurred on December 31, 2018. The annual base salary is the salary in effect for 2018 and the average bonus is based on the annual cash incentive awards actually paid in 2016, 2017 and 2018 (such annual cash incentive awards relate to the performance during the prior calendar year).
The terms of each Change in Control Agreement are substantially identical and are summarized as follows:
Health Benefits - The Change in Control Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan or by reimbursing the premiums paid by the NEO for outside coverage.
Change in Control - Under the Change in Control Agreement, a “change in control” generally means that any one of the following events occurs:

•
A person (or group) acquires, directly or indirectly, the beneficial ownership representing 30% or more of the combined voting power for the election of Directors of the outstanding securities of the Company, subject to certain exceptions;

•	A majority of the Board changes during a two-year period (unless the new Directors were elected by two-thirds of the Board members that were members on the first day of the two-year period);

•	Stockholders approve our dissolution or liquidation;

•	The sale or other disposition of all or substantially all of our assets, subject to certain exceptions; or

•	Any consolidation, merger, reorganization or business combination involving us or our acquisition of the assets or stock in another entity, subject to certain exceptions.
Cause - The Change in Control Agreement defines “cause” generally as any felony or any act of fraud, misappropriation or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the NEO’s duties to our material detriment.
Good Reason - The Change in Control Agreement defines “good reason” generally to mean:

•	a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;

•
a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);

•	a transfer of the NEO’s primary work site more than 35 miles from the then current site; or

•
failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites, stock options and restricted stock grants (or restricted stock unit grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.

Protective Covenant Agreement and Waiver and Release  - In order to receive the benefits of the Change in Control Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change in Control Severance Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his or her severance benefit.

•
The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreement provides that the NEO will not, during a “protection period,” (1) compete with our then existing projects, (2) solicit any business from any of our customers, clients, tenants, buyers or sellers that he or she had contact with during the preceding three years while employed and (3) solicit any of our employees that he or she had personal contact with during his or her employment with us. For this purpose, the “protection period” is generally two years or, if shorter, the number of years used as a multiplier to determine the executive’s change in control benefit.

•
The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and also covenants not to sue or to disparage us.

Tax Protection - None of our NEOs are entitled to a gross-up payment pursuant to the Change in Control Agreements that they have entered into with us, but their agreements do have a "best net" provision that reduces payment to the applicable NEO if excise taxes would otherwise be triggered, to the extent that such a reduction results in a greater after-tax amount for the NEO.
The following table shows the potential payments to the NEOs upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2018. The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause, in an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by the Company, the years of service multiplied by 1.5, plus (ii) four. The table also does not include the value of equity awards that were already vested on December 31, 2018, as described in the compensation tables earlier in this proxy statement.

	Cash (1)	Accelerated Vesting of Restricted Stock (2)	Accelerated Vesting of RSUs (3)	Accelerated Vesting of Stock Options (4)	Accelerated Vesting of Cash LTI Awards (5)	Health and Welfare Benefits	Total (6)
Lawrence L. Gellerstedt III
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$5,391,200	$1,545,382	$3,927,316	$—	$778,869	$33,472	$11,676,239
Death	—	$1,545,382	$3,927,316	$—	—	—	$5,472,698
M. Colin Connolly
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$2,556,483	$568,073	$1,455,677	$—	$359,284	$49,404	$4,988,921
Death	—	$568,073	$1,455,677	$—	—	$—	$2,023,750

	Cash (1)	Accelerated Vesting of Restricted Stock (2)	Accelerated Vesting of RSUs (3)	Accelerated Vesting of Stock Options (4)	Accelerated Vesting of Cash LTI Awards (5)	Health and Welfare Benefits	Total (6)
Gregg D. Adzema
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,846,589	$584,798	$1,600,263	—	$370,060	$48,796	$4,450,506
Death	—	$584,798	$1,600,263	—	—	—	$2,185,061
Pamela F. Roper
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,423,293	$337,235	$917,102	$—	$296,961	$49,404	$3,023,995
Death	—	$337,235	$917,102	$—	—	—	$1,254,337
John S. McColl
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,505,489	$227,599	$597,986	$—	286,138	$48,796	$2,666,008
Death	—	$227,599	$597,986	$—	—	—	$825,585

(1)	Represents cash payments pursuant to Change in Control Agreement.
(2)
These amounts represent the value of unvested restricted shares as of December 31, 2018. The amounts were calculated by multiplying the number of unvested restricted shares at year-end by the closing stock price on December 31, 2018 ($7.90).

(3)
These amounts represent the value of unvested performance-based RSUs as of December 31, 2018. The amounts were calculated by multiplying the number of unvested performance-based RSUs at year-end by the closing stock price on December 31, 2018 ($7.90).

The performance-conditioned RSUs granted in 2018 and 2017 vest at the target award level upon a change in control. The 2016 performance-conditioned RSUs have been incorporated based on actual performance reflecting a 200.0% payout for the TSR portion and a 107.5% payout for the FFO portion. DEUs that may apply to the performance-conditioned RSUs are not included.

(4)	As of December 31, 2018, there are no unvested stock options.
(5)
These amounts represent the value of unvested service-based RSUs as of December 31, 2018. The amounts were calculated by multiplying the number of unvested service-based RSUs at year-end by the closing stock price on December 31, 2018 ($7.90).

(6)
None of the NEOs are entitled to a gross-up payment pursuant to their Change in Control Agreements, but they do have the benefit of "best net" provisions. The calculations above do not take into account any initial excise tax applicable to any executive as a result of application of 280(G), or whether the "best net" provision would result in a reduction of an executive's cash severance.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 401(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the total annual compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2018, our employee population consisted of 257 individuals with all of these individuals located in the United States. This population consisted of our full-time and part-time employees; we had no temporary employees or independent contractors on December 31, 2018.

•
To identify the "median employee" from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. In making this determination, we annualized the compensation of 40 full-time employees who were hired in 2018 but did not work for us for the entire fiscal year.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Our median employee was hired in 2018 and did not work for us for the entire fiscal year, so we identified the employee with the closest salary and wages to that median employee. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the "median employee."

•
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $119,525. The difference between such employee's salary and wages and the employee's annual total compensation represents the value of such employee's health care and welfare benefits (estimated for the employee and such employee's eligible dependents at $24,576), the Company match on the employee's 401(k) contributions and the value of annual incentive cash award (bonus) to such employee for the 2018 performance period.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of the 2018 Summary Compensation Table included on page 49 of this Proxy Statement.
For 2018, our last completed fiscal year, the annual total compensation of the median employee of our company (taking into account all employees other than our CEO, pursuant to the methodology described above), the annual total compensation of our CEO (as reported in the Summary Compensation Table), and the resulting ratio is as set forth below.

CEO: Median Employee Pay Ratio
CEO Annual Total Compensation	$4,117,414
Median Employee Annual Total Compensation	$119,525
Pay Ratio	34:1
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a meaningful basis for comparison between companies.

DIRECTOR COMPENSATION
We provide both cash and equity awards to our non-employee Directors. Our employee Directors do not receive any compensation for service as a Director. Directors are reimbursed for their expenses related to board membership.
At least once every three years, the Compensation Committee evaluates Director compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2017 compensation, the Compensation Committee engaged its compensation consultant to, among other things: (1) benchmark our Director compensation against our peers and assist in developing compensation objectives; (2) analyze trends in compensation in the marketplace generally and among our peers specifically; and (3) recommend the components and amounts of compensation for our Directors. The benchmarking analysis used the peer group of 14 public companies approved by the Compensation Committee for 2017 executive compensation decisions.
For purposes of making decisions regarding 2018 compensation, no adjustments were made to the compensation structure approved by the Compensation Committee in connection with the 2017 analysis and review discussed above. Pursuant to this compensation structure, each non-employee Director is paid an annual cash retainer of $60,000, with such retainer continuing to be paid on or about May 31st of each year. The chair of the Compensation, Succession, Nominating and Governance Committee receives an additional annual cash retainer of $12,000, and the chair of the Audit Committee receives an additional cash retainer of $17,500, in each case for their service as chairs of these committees. We also provide an annual cash retainer of $50,000 for the Lead Independent Director. The approved program continues to provide the option to our Directors to elect to receive all or a portion of the cash retainers in stock, at a value equal to 95% of the market price on the issuance date.
Additionally, as of May 31st of each year, each non-employee Director is granted a number of shares of common stock under the Stock Plan with a value of $90,000, based on the average closing price of our common stock during the 30 calendar day period ending on the grant date.
As an employee of the Company, Mr. Gellerstedt did not receive any compensation for serving as Chairman or Director in 2018.
2018 Compensation of Directors
The following table shows the amounts paid to our non-employee Directors in 2018.

	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (4)	All Other Compensation (5)	Total
Charles T. Cannada	$60,000	$96,608	$—	$—	$156,608
Edward M. Casal	$60,000	$95,032	$—	$—	$155,032
Robert M. Chapman	$72,000	$97,240	$—	$—	$169,240
Lillian C. Giornelli	$60,000	$95,032	$—	$—	$155,032
S. Taylor Glover	$110,000	$99,237	$—	$—	$209,237
Donna W. Hyland	$77,500	$95,733	$—	$—	$173,233
R. Dary Stone	$60,000	$96,608	$—	$—	$156,608

(1)
Our Stock Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. Under the Stock Plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2018, Mmes. Giornelli and Hyland and Messrs. Cannada, Casal, Chapman, Glover and Stone elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Ms. Giornelli - 3,351; Ms. Hyland - 8,659; Mr. Cannada - 6,703; Mr. Casal - 3,351; Mr. Chapman - 8,044; Mr. Glover - 12,290; Mr. Stone - 6,703.

(2)
These amounts represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock awards granted during the year. Please refer to Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a complete description of the ASC 718 valuation. On May 31, 2018, each of Mmes. Giornelli and Hyland and Messrs. Cannada, Casal, Chapman, Glover and Stone was granted 9,922 shares of common stock which vested immediately on the grant date. Although the average closing price for the 30 calendar day period ending on the grant date ($9.07) was used to determine the number of shares to be granted in accordance with the plan, the grant date fair value reflected above is based on the closing stock price on the grant date ($9.42).

(3)
These amounts include the incremental value of the 5% discount on stock received in lieu of cash fees, as follows: Ms. Giornelli - $1,566; Ms. Hyland - $4,068; Mr. Cannada - $3,142; Mr. Casal - $1,566; Mr. Chapman - $3,774; Mr. Glover - $5,772; and Mr. Stone - $3,142.

(4)
In previous years, we granted stock options as part of the compensation to our non-employee Directors. As of December 31, 2018, each Director had the following number of options outstanding: Ms. Giornelli - 15,836; Mr. Glover - 15,836; and Mr. Stone - 1,345.

(5)	We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings. In 2018, we did not provide any perquisites to our Directors above the reporting threshold.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT
In setting our compensation programs and plans, our Compensation Committee considers the risks to our stockholders that may be inherent in our Company’s overall compensation program. Although a significant portion of our senior executives’ (including our NEOs’) compensation is performance based and “at-risk,” we believe our compensation plans and polices are appropriately structured, based on the following:

✓
We use multiple performance goals under our incentive compensation plans, such as FFO, net operating income increases, leasing volume and net economic return of leasing, which serves as a check-and-balance so as not to put inappropriate emphasis solely on one measure of our performance.

✓
We establish performance goals under our annual incentive cash award plan that we believe are reasonable in light of past performance and market conditions. We also permit the Compensation Committee to exercise discretion in making final award determinations so as to take into account changing market conditions, which allow our executives to focus on the long-term health of our Company rather than an "all or nothing" approach to achieving short-term goals.

✓
We maintain a policy establishing a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award approved by the Committee for the year.

✓
We maintain a policy establishing a maximum calculation of 200% on each individual component of the annual cash incentive award for executive officers, in addition to the overall maximum payout of 150% of the overall target award.

✓
We have both time-vested, full-value equity awards, such as restricted stock and/or RSUs, as well as performance based awards, such as stock options, performance-conditioned RSUs and the cash long-term incentive awards, so as to both encourage the growth of the Company's stock price and to recognize that time-vested, full-value equity awards retain value even in a depressed market, so that executives are less likely to take unreasonable risks to get, or keep, options in-the-money or to achieve performance conditions.

✓
We use long-term equity awards that vest over three years and condition a significant portion of such awards upon satisfaction of performance goals, ensuring that our executives' interests align with those of our stockholders over the long term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee consists of Mmes. Giornelli and Hyland and Messrs. Cannada and Chapman. None of these Directors has any interlocking relationships that are required to be disclosed in this proxy statement.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about equity awards under our equity compensation plans at December 31, 2018.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)
Equity compensation plans approved by the security holders	458,154	$6.03	2,007,999
Equity compensation plans not approved by the security holders	—	—	—
Total	458,154	$6.03	2,007,999

PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say on pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2018 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”
As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following goals of our compensation program:

•	To provide overall compensation that is designed to attract and retain talented executives;

•	To reward individual and corporate performance, while at the same time keeping in mind our accountability to our stockholders; and

•	To provide a meaningful portion of total compensation via equity-based awards, including awards that are contingent upon future performance.
Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation Committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our NEOs.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board, will not create or imply any change to or any additional fiduciary duties of the Board.
Our Board of Directors recommends that you vote “FOR”
the approval, on an advisory basis, of executive compensation.

PROPOSAL 3 — APPROVAL OF THE 2019 OMNIBUS INCENTIVE STOCK PLAN
We are asking for your approval of the 2019 Plan. The 2009 Plan, by its terms, will expire on May 12, 2019.
Based on the recommendation of our Compensation, Succession, Nominating and Governance Committee, our Board has determined that it is in our best interests and the best interests of our stockholders to adopt the 2019 Plan to ensure that we can continue to grant awards to our eligible employees and outside Directors. Stockholder approval is being sought in accordance with NYSE rules and Section 422 of the Internal Revenue Code. If approved by our stockholders, the 2019 Plan will be effective as of April 23, 2019.
The following discussion summarizes the material terms of the 2019 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2019 Plan, a copy of which is attached hereto as Appendix B.
Purpose
The primary purpose of the 2019 Plan is to enable the Company to attract and retain qualified individuals for positions of significant responsibility and to provide additional incentives to participants by providing them with an opportunity for investment in the company.
Administration
The 2019 Plan will be administered by the Committee, the members of which are appointed by the Board from among its members and may be removed by the Board in its discretion. The Committee has broad discretion to construe, interpret and administer the 2019 Plan, to select the individuals to be granted awards, to determine the number of shares subject to each award, and to determine the terms, conditions and duration of each award. Subject to the express limitations set forth in the 2019 Plan, the Committee has the full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the 2019 Plan. The Committee’s decisions will be final and binding upon all parties. Within the limitations of the 2019 Plan and applicable law, the Committee will be authorized to delegate all or any part of its responsibilities and powers under the 2019 Plan to persons selected by it, and the Board will be permitted to exercise all of the Committee’s powers under the 2019 Plan. No member of the Committee will be liable for any action taken or determination made with respect to the 2019 Plan or any award granted under the 2019 Plan. To the fullest extent permitted by law, the Company will indemnify and hold harmless the members of the Committee against and from any loss, cost, liability or expenses incurred in connection with or resulting from any action taken against them with respect to the 2019 Plan.
Eligibility and Participation

The Committee will be authorized to grant awards under the 2019 Plan to (1) employees and consultants of our company and our subsidiaries, (2) those individuals who have accepted an offer of employment or consultancy from us or our subsidiaries, and (3) our non-employee directors. However, only employees of our company and our subsidiaries will be eligible to receive “incentive stock options” under the 2019 Plan. The Committee has discretion to select participants from year to year, provided that the Board will approve all awards to non-employee directors. As of March 14, 2019, we had approximately 35 employees and 7 non-employee directors who will are anticipated to be eligible to participate in the 2019 Plan.
Shares Available for Issuance Under the 2019 Plan

The number of shares of Class A common stock available for issuance pursuant to awards under the 2019 Plan is 15,000,000 shares (the “share pool”), subject to adjustment as described in the 2019 Plan, all of which may be used to grant incentive stock options. The shares available for issuance under the 2019 Plan may be authorized and unissued shares or treasury shares.
In general, for the purposes of determining the number of shares available in the share pool, the share pool shall be reduced by one share for every one share granted with respect to an award. The following shares covered by an award will be added back to the share pool and will be available again for grant under the 2019 Plan:

•
any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (including any forfeiture of shares in connection with a restricted stock award),

•	any share that are settled in cash in lieu of shares, and

•	any shares that are exchanged with the Committee’s permission prior to the issuance of shares for awards not involving shares.
The following shares covered by an award will not be added back to the share pool and will not be available again for grant under the 2019 Plan:

•	any shares that are withheld by the Company or tendered by a participant to pay the exercise price of awards under the 2019 Plan,

•	any shares used to satisfy tax withholding obligations associated with an award granted under the 2019 Plan,

•	any shares purchased on the open market with the proceeds of a stock option exercise, and

•
to the extent stock appreciation rights are to be settled by the issuance of shares, the full number of shares subject to such award regardless of the number of shares actually issued upon settlement of such stock appreciation rights.

Any award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company (or its subsidiary) will not reduce the number of shares in the share pool, nor will such shares be counted for purposes of the maximum individual annual award limits discussed below.
Awards Under the 2019 Plan
The following types of awards may be granted under the 2019 Plan:
Nonqualified and Incentive Stock Options.    A stock option provides the participant with the right to buy a specified number of our common shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) under the 2019 Plan, but ISOs may be granted only to employees of the Company or its subsidiaries. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “Federal Income Tax Consequences.” The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). No option can be exercisable more than ten years after the date of grant; provided, however, if on the scheduled option expiration date, the participant’s exercise of the option would violate applicable law or the participant is subject to a “blackout” period, then the option term will be automatically extended for a period not to extend later than thirty days after exercise of the option would no longer violate applicable law or be subject to such “blackout” period. The exercise price of a stock option must be at least equal to the fair market value of a share of our common stock on the date of grant of the option. With respect to an ISO granted to an employee who holds more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share of our common stock on the date of grant. Moreover, no eligible employee may be granted ISOs that are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. At the time of exercise, payment in full of the exercise price can be paid in cash, by tendering or having the Company withhold shares of common stock valued at their fair market value on the date of exercise, by cashless broker-assisted exercise that complies with law, by a combination of the foregoing, or by such other method approved or accepted by the Committee.
Stock Appreciation Rights.    A stock appreciation right (“SAR”) entitles the participant to receive payment for the difference (spread) between the grant price of the SAR and the market value of a share of our common stock at the time of exercise. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which must be at least equal to the fair market value of a share of our common stock on the date of grant of the SAR), the conditions upon which the SAR becomes vested and exercisable, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). No SAR can be exercisable more than ten years after the date of grant; provided, however, if on the scheduled SAR expiration date, the participant’s exercise of the SAR would violate applicable law or the participant is subject to a “blackout” period, then the option term will be automatically extended for a period not to extend later than thirty days after exercise of the SAR would no longer violate applicable law or be subject to such

“blackout” period. The Committee may authorize payment of the spread for a SAR in the form of cash, shares of our common stock, or a combination thereof, as provided in the award agreement.
Restricted Stock and Restricted Stock Units.    The Committee will specify the terms of a restricted stock award or restricted stock unit award (“RSU”) in the award agreement, including the number of shares of restricted stock or units, the purchase price, if any, to be paid for such restricted stock/unit, any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals, and the length of the restriction period. Unless the Committee specifies otherwise in the award agreement, RSUs will be settled in cash and dividend equivalent units shall be credited but not paid until the underlying RSUs are vested. Subject to the other terms of the 2019 Plan, a participant receiving restricted stock will generally have the rights and privileges of a shareholder during the restriction period, including the right to vote and the right to receive any dividends. Subject to the other terms of the 2019 Plan, a recipient of performance-based restricted stock units will have none of the rights of a shareholder unless and until shares are actually delivered to the recipient.
Performance Units or Performance Shares.    A performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. The Committee will set performance goals which, depending on the extent to which they are met during the performance period, and the satisfaction of applicable service-based vesting conditions, will determine the number or value of the performance shares or performance units that will vest (which number or value may be greater than the target number of performance shares or performance units granted to the participant) and be paid to the participant. At the close of the performance period, or as soon thereafter as practicable, any earned performance shares will be paid in shares of our common stock unless otherwise specified in the award agreement, and any earned performance units will be paid in the form of cash, shares of our common stock, or a combination, as specified in the award agreement.
Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards to participants in such amounts and upon such terms as determined by the Committee. Each cash-based award will specify a payment amount or range, and may be subject to performance goals as determined by the Committee. The Committee may grant other types of equity-based or equity-related awards in such amounts and upon such terms as determined by the Committee. Other stock-based awards will be expressed in terms of shares or units based on shares and may be subject to performance goals as determined by the Committee. Payment of cash-based awards and other stock-based awards may be made in cash, shares of our common stock, other forms of awards under the 2019 Plan, or a combination thereof, as determined by the Committee, unless the Committee permits a participant to elect the form of payment in accordance with procedures adopted by the Committee.
Profits Interest Units. The Committee may grant awards of “profits interest units” in the form of “LTIP Units” in our operating partnership in such number, and upon such terms, including vesting and restrictions on transferability, as determined by the Committee. Such awards are intended to constitute a “profits interest” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant who is rendering services to or for the benefit of the Partnership, including any subsidiary of the Partnership. Each grant of profits interest units shall be evidenced by an Award Agreement and shall specify the conditions and dates upon which vested profits interest units may be exchanged or redeemed for shares of our common stock.
Dividends and Dividend Equivalents. With respect to an award of restricted stock, dividends shall be paid to the participant as of the applicable dividend payment dates; provided that if such restricted stock is subject to a performance vesting condition, dividends shall be accrued and paid when the underlying restricted stock award becomes vested. With respect to awards other than stock options, SARs and restricted stock, the Committee may grant dividend equivalents with respect to the shares or units subject to such award. The terms of such dividend equivalents will be set forth in the award agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional shares or units. Dividend equivalents shall be subject to the same performance and service vesting conditions as are applicable to the underlying award and shall be paid only when the underlying performance conditions (if any) are satisfied.

Performance-Based Awards
In the Committee’s discretion, awards subject to performance conditions may be designated as performance-based compensation. Such awards must be conditioned on the achievement of objectively determinable performance goals based on one or more of the performance measures listed below, determined in relation to the Company or its subsidiaries or any of their business units, divisions, services or products, or in comparison to a designated group of other companies or index:

return over capital costs or increases in return over capital costs; total earnings or the growth in such earnings; consolidated earnings or the growth in such earnings; earnings per share or the growth in such earnings; net earnings or the growth in such earnings; earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings; earnings before interest and taxes or the growth in such earnings; consolidated net income or the growth in such income; the value of the Company’s stock or the growth in such value; the Company’s stock price or the growth in such price; return on assets or the growth on such return; cash flow or the growth in such cash flow; total shareholder return or the growth in such return; expenses or the reduction of such expenses; sales growth; overhead ratios or changes in such ratios; expense-to-sales ratios or the changes in such ratios; economic value added or changes in such value added; FFO; level of investments, development starts, or leasing or disposition activity; or such other performance measures selected by the Committee, in its reasonable discretion.
Following the completion of the performance period, the Committee will determine whether the applicable performance measures have been met with respect to a particular award and, if they have, certify in writing and ascertain the amount payable under the award. The Committee will have the discretion to adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance-based award described above. The Committee may not waive the achievement of performance goals applicable to these awards, except in the case of the participant’s death, disability or a change of control of the company. The Committee’s evaluation of the achievement of performance goals may include or exclude any of the following events that occur during a performance period: (1) gains or losses on sales or dispositions, (2) asset write-downs, (3) litigation, claims, judgments or settlements, (4) changes in tax laws, accounting principles or other laws or provisions, (5) reorganization or restructuring programs, (6) acquisitions or divestitures, (7) foreign exchange gains and losses, (8) gains and losses that are treated as unusual in nature or infrequent in their occurrence and which are disclosed in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, or (9) any other similar event or condition specified in the applicable award agreement.
Maximum Annual Award Limits
The maximum aggregate grant of shares subject to options, SARs, restricted stock, RSUs, performance shares, profits interest units and other stock-based awards payable or denominated in shares and/or cash that may be granted to any participant during any fiscal year shall not exceed 1,500,000 shares.
The maximum aggregate value of equity-based awards (determined as of the grant date) that may be granted to any non-employee director in any fiscal year shall not exceed $750,000. The Board may permit a non-employee director the opportunity to receive an award under the 2019 Plan in lieu of all or a portion of his or her future director fees (including but not limited to cash retainer fees and meeting fees), and the foregoing annual award limits do not apply to any shares or share equivalents granted to a non-employee director in lieu of cash-based director fees.
Adjustments in Connection with Certain Events
In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 or any successor provision) that causes the per share value of a share of our common stock to change (such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend), or in the event of any other change in corporate capitalization (including a merger, consolidation, reorganization, or partial or complete liquidation) to the extent such event does not constitute an equity restructuring or business combination within the meaning of FASB ASC Topic 718 or any successor provision, the Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2019 Plan, shall substitute or adjust, as applicable, the number and kind of shares or other securities that may be issued under the 2019 Plan or under particular forms of awards, the number and kind of shares or other securities subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards. In addition, the Committee may, in its discretion, make other adjustments or modifications in the terms of any awards it deems appropriate to reflect any of the foregoing corporate events, including but not limited to the modification of performance goals, changing the length of the performance period and the substitution of property of equivalent value for the shares available under the 2019 Plan or the shares covered by awards, in each case only to the extent permitted by law, and in connection with the sale of a subsidiary, arranging for the assumption, or replacement with new awards, of awards held by participants following the sale of such subsidiary.
Duration of the 2019 Plan
The 2019 Plan will become effective, subject to approval by the Company’s shareholders, on April 23, 2019. The 2019 Plan will terminate after 10 years. At any time, the Board may terminate the 2019 Plan. The termination of the 2019 Plan will not affect outstanding awards in any way.

Deferral of Awards
The Committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their award agreements on the terms of any deferred compensation plan of the company or other terms set by the Committee. Any such deferred compensation plan or other terms set by the Committee will be exempt from or comply with the rules under Section 409A of the Internal Revenue Code.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, or subject to the consent of the Committee, pursuant to a domestic relations order. No awards shall be subject to attachment, execution, or levy, and any purported transfer shall be null and void. Each option or SAR may be exercisable only by the participant during his or her lifetime. The Committee may establish procedures for a participant to designate a beneficiary to receive payment of awards in the event of the participant’s death. The Committee may, in its discretion, approve the transfer by gift of an award (other than an ISO), subject to such terms and conditions determined by the Committee and subject to securities and other applicable laws.
Forfeitures
The 2019 Plan will authorize the Committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation or interests. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we may seek to recover from any current or former executive officer any payment in settlement of an award earned or accrued during the three-year period preceding the accounting restatement. The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award if the financial statements had been correct.
Amendment of the 2019 Plan
The Board may at any time amend, suspend or terminate the 2019 Plan, and the Board or the Committee may at any time amend, suspend or terminate any outstanding award agreement; however, no amendment or termination shall adversely affect in any material way any rights or obligations with respect to an award previously granted without the affected participant’s written consent, except that the Board may amend the 2019 Plan, and the Board or the Committee may amend an award agreement, for purposes of conforming the 2019 Plan or such award agreement to (i) applicable laws and the administrative regulations and rulings promulgated thereunder (including but not limited to Section 409A of the Code), (ii) applicable stock exchange requirements, and (iii) any compensation recoupment policy adopted by the Company. Without shareholder approval, no stock option or SAR may be amended to reduce the exercise price or grant price, or cancelled in exchange for the grant of any new stock option or SAR with a lower exercise price or grant price, or cancelled in exchange for cash, other property or any new award at a time when the exercise price of the stock option or the grant price of the SAR is greater than the market value of a share of our common stock. Subject to restrictions in the 2019 Plan, the Committee may make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be provided under the 2019 Plan.
Change in Control
Upon a change in control, unless otherwise provided in the award agreement, with respect to an award which is not assumed and/or replaced by the surviving entity, (i) any outstanding stock option and SAR will become fully vested (and to the extent applicable, all performance conditions deemed satisfied at the greater of target performance or the actual performance level) and will be exercisable as set forth in the award agreement, (ii) any outstanding award (other than options and SARs) which is subject solely to time-based vesting conditions shall become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (iii) any outstanding award (other than options and SARs) which is subject to performance-based vesting conditions shall be deemed to have satisfied all performance conditions at the greater of the target performance level or the actual performance level and settled pro rata, based on the proportion of the applicable performance period that lapsed through the date of the change in control, in cash, shares or a combination thereof, generally within thirty days following the change in control.
Upon a change in control, unless otherwise provided in the award agreement, with respect to an award which is assumed and/or replaced by the surviving entity with a “replacement award” (as defined below), to the extent the participant’s employment is involuntarily terminated by the Company without cause or by the participant for good reason (as defined in the participant’s award agreement, change in control agreement or employment agreement, as applicable), in either case occurring within two years following the change in control, then any such replacement award which is (i) a stock option or SAR will become fully vested and exercisable, (ii) a service-based award (other than a stock option or SAR) shall become fully vested and paid generally upon or within sixty days of the participant’s termination, and (iii) a performance-based award will become fully vested and shall be deemed satisfied at the target performance level and paid pro rata (based on the proportion of the applicable performance period that lapsed through the date of the participant’s termination), generally upon or within sixty days of the participant’s termination. “Replacement award” means an award (i) of the same type (e.g., option, RSU, etc.) as the replaced award (or a different type than the replaced award if the Committee finds such type acceptable), (ii) that has a value at least equal to the value of the replaced award, (iii) that relates to publicly traded equity securities of the Company or its successor following the change in control (or another entity that is affiliated with the Company or its successor following the change in control), and (iv) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.
Unless otherwise provided in the award agreement, in the event of a change in control, with respect to any stock option or SAR, the Committee may provide a cash payment in lieu of the right to exercise such stock option or SAR, and with respect to any award (other than a stock option or SAR) that would otherwise be payable in shares, the Committee may cause the payment of such award to be made in cash instead of shares.

Federal Income Tax Consequences
The following discussion of the federal income tax consequences of awards granted under the 2019 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.
Nonqualified Stock Options.    Nonqualified stock options granted under the 2019 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of a share of our common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.
Incentive Stock Options.    A participant will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares of our common stock on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. If the participant holds the shares of our common stock received on exercise of the ISO until at least one year after the date of exercise (and for at least two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant. If the participant exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If the participant exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the participant generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the participant will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the participant in the year of the disqualifying disposition.
Stock Appreciation Rights.    There are no immediate tax consequences to a participant when a SAR is granted. When a participant exercises a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to deduct the same amount as a business expense in the same year.
Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions; in such case, any subsequent appreciation of the shares will be treated as a capital gain. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year, and in the same amount, that the participant includes the compensation in income.
Restricted Stock Units.    Generally, a participant will not recognize ordinary income until common stock, cash, or other property becomes payable under the RSU, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Performance Unit/Performance Shares.     Generally, a participant will not incur any income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, the participant will realize ordinary income on any amounts received in cash or shares of our common stock, and any subsequent appreciation will be treated as a capital gain.
Cash-Based Awards/Other Stock-Based Awards.    Any cash payments or the fair market value of any shares of our common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Awards granted under the 2019 Plan are intended to comply with the requirements of Section 409A of the Code, where applicable.  No award is intended to be deferred compensation subject to Section 409A unless and to the extent the Committee specifically determines otherwise.

 New Plan Benefits
No awards have been granted under the 2019 Plan. All awards granted under the 2019 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2019 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2019 Plan.

Our Board of Directors recommends that you vote “FOR”
the approval of the 2019 Plan.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche, LLP ("Deloitte"), our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2019 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting and will be available to respond to appropriate questions by our stockholders.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.
Our Board of Directors recommends that you vote “FOR”
the ratification of the appointment of the independent registered public accounting firm.

Summary of Fees to Independent Registered Public Accounting Firm
We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2018 and 2017. Aggregate fees for services provided to us related to the fiscal years ended December 31, 2018 and 2017 by Deloitte were as follows:

	2018	2017
Audit Fees	$795,195	$811,915

Non-Audit Fees
Tax Compliance unrelated to Parkway Transactions (a)	$204,955	$339,954
Tax Consulting unrelated to Parkway Transactions (b)	350,895	211,337
Tax Compliance and Consulting related to Parkway Transactions (c)	—	156,704
Total Non-Audit Fees	$555,850	$707,995

(a)	Includes general tax advice services, but excludes tax compliance and consulting fees related to the Parkway Transactions.
(b)	Includes fees for the tax advice services provided in connection with the Parkway Transactions.
(c)	In 2017, included fees for the tax advice services provided in connection with the Parkway Transactions.
As noted in footnotes (b) and (c) above, a significant portion of the total non-audit fees for 2017 were incurred in connection with the Parkway Transactions. Excluding those fees, the percentage of the total fees paid to our independent registered public accounting firm in 2018 which are not audit fees is generally consistent with the percentage of total fees represented by non-audit fees in 2017.

*Excludes audit and non-audit fees related to Parkway Transactions.
As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided and are generally subject to a dollar limit. The Audit Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte to the Company in 2018 or 2017. No services were approved by the Audit Committee pursuant to the waiver of pre-approved provisions as set forth in applicable rules of the SEC.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor Relations page of the Company’s website at www.cousins.com.
Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2018 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.
The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, related to the 2017 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting for 2018.
The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2018.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donna W. Hyland, Chair
Charles T. Cannada
Edward M. Casal
Lillian C. Giornelli
R. Dary Stone

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

CERTAIN TRANSACTIONS
In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of transactions between the Company and any Director or executive officer, or their affiliates or family members. Our Ethics Code requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.
At least annually, each Director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a Director or a related person has a direct or indirect material interest. In addition, we conduct a quarterly review to determine whether an executive officer, a Director, or a company employing a Director engaged in transactions with us during the quarter.
The Compensation, Succession, Nominating and Governance Committee, which is composed of independent Directors, conducts an annual review of the information from the questionnaire, evaluates related-party transactions (if any) involving the Directors and their related persons and makes recommendations to the Board regarding the independence of each Board member.
If a transaction arises during the year that may require disclosure as a related party transaction, information about the transaction would be provided to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as applicable, for review, approval or ratification of the transaction.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who did not file a report on a timely basis as required by Section 16(a) during the most recent fiscal year. Based solely on a review of these reports and written representations from the Directors and executive officers, we believe that all Directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2018, with the exception of a late Form 3 filing by Mr. Stone and a late Form 4 filing by Mr. Casal in connection with reinvestment of dividends pursuant to an administration error in connection with his DRIP.

FINANCIAL STATEMENTS
Our Annual Report on Form 10-K for the year ended December 31, 2018, including audited financial statements, are available on our website, www.cousins.com, or through the website www.proxyvote.com.
STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2020 Annual Meeting must be received by us by November 14, 2019, which is 120 days before the anniversary of the date this proxy statement is released to stockholders in connection with the Annual Meeting. However, pursuant to such Rule, if the 2020 Annual Meeting is held on a date that is earlier than March 23, 2020 or later than May 23, 2020, then a stockholder proposal submitted for inclusion in our proxy statement for the 2020 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2020 Annual Meeting.
Under our bylaws, a stockholder is eligible to submit a stockholder proposal outside the processes of Rule 14a-8 if the stockholder is (1) of record at the time of such proposal and at the time of the annual meeting and (2) entitled to vote at the annual meeting. The stockholder also must provide timely notice in proper written form of the proposal to our Corporate Secretary. To be timely under our bylaws, we must receive advance notice of the proposal no earlier than December 23, 2019, and no later than January 23, 2020; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences March 23, 2020 and ends May 23, 2020, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the public announcement of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.
EXPENSES OF SOLICITATION
We will bear the cost of proxy solicitation. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the 2019 Annual Meeting at a fee of approximately $5,000, plus associated costs and expenses. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees or by our proxy solicitor, Okapi Partners LLC. Upon request, we also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

APPENDIX A

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED BY THE COMPENSATION COMMITTEE
(in thousands, except per share amounts)

	Year Ended December 31,
	2018	2017	2016
Net Income Available to Common Stockholders	$79,164	$216,275	$79,109
Depreciation and amortization of real estate assets:
Consolidated properties	179,510	194,869	96,583
Discontinued properties	—	—	47,345
Share of unconsolidated joint ventures	13,078	13,191	13,904
Partners' share of real estate depreciation	(302)	(23)	(3,564)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(4,925)	(133,043)	(73,533)
Share of unconsolidated joint ventures	29	(35,050)	—
Discontinued properties	—	—	—
Non-controlling interest related to unit holders	1,345	3,681	784
Funds From Operations	$267,899	$259,900	$160,628
Less: Beneficial adjustments to the Parkway Transactions expenses	—	(1,354)	—
Less: Gains realized on the sale of residential and commercial land for which impairment losses were recorded in the fourth quarter of 2011	—	(397)	—
Less: Fourth quarter 2016 FFO	—	—	(27,444)
Add: Expenses related to the Parkway Transactions in the first, second and third quarters of 2016	—	—	4,375
Funds From Operations as Adjusted by the Compensation Committee	$267,899	$258,149	$137,559

Per Common Share — Diluted:
Net Income Available to Common Stockholders	$0.19	$0.52	$0.31
Funds from Operations	$0.63	$0.61	$0.63
Funds from Operations as Adjusted by the Compensation Committee	$0.63	$0.59	$0.88
Weighted Average Shares — Diluted	427,473	423,297	215,979
Funds from Operations as Adjusted by the Compensation Committee			$0.65
Weighted Average Shares — Diluted to exclude fourth quarter 2016			210,528

RECONCILIATION OF NET INCOME TO NET OPERATING INCOME
AND SAME PROPERY NET OPERATING INCOME
(in thousands)

	Year Ended December 31,
	2018	2017

Net income	$80,765	$219,959
Net operating income from unconsolidated joint ventures	28,888	31,053
Fee income	(10,089)	(8,632)
Other income	(3,270)	(11,518)
Reimbursed expenses	3,782	3,527
General and administrative expenses	22,040	27,523
Interest expense	39,430	33,524
Depreciation and amortization	181,382	196,745
Acquisition and transaction costs	248	1,661
Other expenses	556	1,796
(Gain) loss on extinguishment of debt	(8)	(2,258)
Income from unconsolidated joint ventures	(12,224)	(47,115)
(Gain) loss on sale of investment properties	(5,437)	(133,059)
Net Operating Income	$326,063	$313,206

Net Operating Income
Same Property	$289,769	$283,786
Non-Same Property	36,294	29,420
	$326,063	$313,206

APPENDIX B

COUSINS PROPERTIES INCORPORATED
2019 OMNIBUS INCENTIVE STOCK PLAN
Contents

Section 1.Establishment, Purpose and Duration
Section 2.Definitions
Section 3.Administration
Section 4.Shares Subject to this Plan and Maximum Awards
Section 5.Eligibility and Participation
Section 6.Stock Options
Section 7.Stock Appreciation Rights
Section 8.Restricted Stock
Section 9.Restricted Stock Units
Section 10.Performance Shares
Section 11.Performance Units
Section 12.Other Stock-Based Awards and Cash-Based Awards
Section 13.Profits Interest Units
Section 14.Effect of Termination of Service
Section 15.Transferability of Awards and Shares
Section 16.Performance-Based Compensation
Section 17.Non-Employee Director Awards
Section 18.Effect of a Change in Control
Section 19.Dividends and Dividend Equivalents
Section 20.Beneficiary Designation
Section 21.Rights of Participants
Section 22.Amendment and Termination
Section 23.General Provisions

Cousins Properties Incorporated
2019 Omnibus Incentive Stock Plan

Section 1.Establishment, Purpose and Duration
1.1    Establishment. Cousins Properties Incorporated, a Georgia corporation (the “Company”), establishes an incentive compensation plan to be known as the Cousins Properties Incorporated 2019 Omnibus Incentive Stock Plan, as set forth in this document. This Plan permits the grant of various forms of equity, equity-based and cash-based awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until this Plan is approved by the shareholders of the Company within twelve (12) months after its adoption by the Board.
1.2    Purpose of this Plan. The purpose of this Plan is to enable the Company and its Subsidiaries and Affiliates to attract and retain qualified individuals for positions of significant responsibility and to provide additional incentives to Participants by providing them with, among other things, an opportunity for investment in the Company.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years after the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
1.4    Prior Plans. Effective as of the Effective Date, the Cousins Properties Incorporated 2009 Incentive Stock Plan (the “2009 Plan”) and the Cousins Properties Incorporated 2005 Restricted Stock Plan (the “RSU Plan”) will each be frozen and no further awards will be issued thereunder. Awards issued under the 2009 Plan and the RSU Plan shall remain outstanding and shall be administered in accordance with the terms of the 2009 Plan or the RSU Plan and the award agreements thereunder, as applicable.
Section 2.    Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” means any entity that is affiliated with the Company through stock or equity ownership or otherwise; provided that with respect to a grant of Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in which the Company has at least a fifty percent (50%) equity ownership.
2.2    “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Profits Interest Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3    “Award Agreement” means a written agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant (including, but not limited to, the use of electronic signatures).
2.4    “Board” means the Board of Directors (or equivalent governing body) of the Company.
2.5    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Section 12.
2.6    “Cause” means unless otherwise provided in an Award Agreement, the definition set forth in any written employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or if there is no such employment agreement, or such agreement does not define Cause, the occurrence of any of the following: (a) the Participant is convicted of, or pleads guilty to, any felony or any misdemeanor involving fraud, misappropriation or embezzlement, or the Participant confesses or otherwise admits to the Company, any of its Subsidiaries or Affiliates, any officer, agent, representative or employee of the Company or one of its Subsidiaries or Affiliates, or to a prosecutor, or otherwise publicly admits, to committing any action that constitutes a felony or any act of fraud, misappropriation, or embezzlement; or (b) there is any material act or omission by the Participant involving malfeasance or gross negligence in the performance of the Participant’s duties to the Company or any of its Subsidiaries or Affiliates to the material detriment of the Company or any of its Subsidiaries or Affiliates; or (c) the Participant breaches in any material respect any other agreement or understanding between the Participant and the Company in effect as of the time of such termination.
2.7    “Change in Control” means any one of the following events or transactions:
(a)     any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) after the Effective Date becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company; provided, however, the following transactions shall not constitute a Change of Control under this § 2.7(a): (A) any acquisition of such securities by any employee benefit plan (or a related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) an acquisition of voting securities by the Company or by any person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership in Company shares, (C) any acquisition of voting securities in a transaction which satisfies the requirements of § 2.7(e)(A), § 2.7(e)(B) and § 2.7(e)(C), or (D) any acquisition directly from the Company;

(b)    during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;
(c)    the shareholders of the Company approve any dissolution or liquidation of the Company;
(d)    the consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than a transaction (A) in which the Company’s voting securities outstanding before the consummation of the transaction continue to represent, either directly or indirectly, at least 51% of the voting power of the surviving entity immediately after the transaction, (B) where at least 50% of the directors of the surviving entity were Company directors at the time the Board approved the transaction (or whose nominations or elections were approved by at least two-thirds of the Company directors who were on the Board at that time), and (C) after which no person or group owns 20% or more of the voting power of the surviving entity, unless such voting power is solely as a result of voting power held in the Company prior to the consummation of the transaction; or
(e)    consummation by the Company of (i) any consolidation, merger, reorganization or business combination, or (ii) the acquisition of assets or stock in another entity, in each case, other than a transaction (A) in which the Company’s voting securities outstanding before the consummation of the transaction continue to represent, either directly or indirectly, at least 51% of the voting power of the surviving entity immediately after the transaction, (B) where at least 50% of the directors of the surviving entity were Company directors at the time the Board approved the transaction (or whose nominations or elections were approved by at least two-thirds of the Company directors who were on the Board at that time), and (C) after which no person or group owns 20% or more of the voting power of the surviving entity, unless such voting power is solely as a result of voting power held in the Company prior to the consummation of the transaction.
Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a twenty percent (20%) additional income tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an Award) without causing the imposition of such twenty percent (20%) tax.
2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.9    “Commission” means the United States Securities and Exchange Commission.

2.10    “Committee” means the Compensation, Succession, Nominating, and Governance Committee of the Board or any other committee designated by the Board to administer this Plan. The members of the Committee, consisting of two or more Non-Employee Directors, shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange (or such other national securities exchange or quotation system on which the Shares may be listed or quoted) and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, or alternatively, the Committee may designate a subcommittee or establish other procedures for purposes of satisfying such requirements.
2.11    “Company” means Cousins Properties Incorporated, and any successor thereto.
2.12    “Consultant” means any individual who is engaged by the Company or a Subsidiary or Affiliate to render consulting or advisory services as an independent contractor.
2.13    “Director” means any individual who is a member of the Board.
2.14    “Dividend Equivalent” has the meaning set forth in Section 19.
2.15    “Effective Date” has the meaning set forth in Section 1.1.
2.16    “Employee” means any individual performing services for the Company or a Subsidiary or Affiliate and designated as an employee of the Company, the Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a Consultant or an employee of an employment, leasing, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.18    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.19    “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the New York Stock Exchange (or, on such other national securities exchange or quotation system on which the Shares may be listed or quoted) on the date of determination, or if no sales of Shares shall have occurred on such exchange on the date of determination, the closing price of the Shares on such exchange on the most recent date on which the Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith (and to the extent applicable, based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder).
2.20    “Good Reason” means, unless otherwise provided in an Award Agreement, the definition set forth in any written employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or if there is no such employment agreement, or such agreement does not define Cause, the occurrence of any of the following:
(a)    there is a material reduction after a Change in Control, but before the end of the Participant’s Protection Period, in the Participant’s annual base salary or there is a reduction after a Change in Control, but before the end of the Participant’s Protection Period, in the Participant’s eligibility to receive any annual bonuses or other incentive compensation, such that the Participant’s eligibility to receive such bonuses or other incentive compensation is substantially different than it was immediately prior to such Change in Control, all without the Participant’s express written consent;
(b)    there is a significant reduction after a Change in Control, but before the end of the Participant’s Protection Period, in the scope of the Participant’s duties, responsibilities, or authority, or a change in the Participant’s reporting level by more than two levels (in each case, other than as a result of a mere change in the Participant’s title, if such change in title is consistent with the organizational structure of the Company or its successor following such Change in Control), all without the Participant’s express written consent;
(c)    the Company or any successor thereto, at any time after a Change in Control, but before the end of the Participant’s Protection Period (without the Participant’s express written consent), transfers the Participant’s primary work site from the Participant’s primary work site on the date of such Change in Control or, if the Participant subsequently consents in writing to such a transfer under this Agreement, from the primary work site that was the subject of such consent, to a new primary work site that is more than thirty-five (35) miles from the Participant’s then current primary work site, unless such new primary work site is closer to the Participant’s primary residence than the Participant’s then current primary work site; or
(d)    the Company or any successor thereto, after a Change in Control, but before the end of the Participant’s Protection Period (without the Participant’s express written consent), fails to continue to provide to the Participant health and welfare benefits, deferred compensation benefits, the Participant’s perquisites (other than the use of a company airplane for personal purposes), stock options, restricted stock and restricted stock unit grants, each as applicable at the time of such Change in Control, that are in the aggregate comparable in value to those provided to the Participant immediately prior to the Change in Control;
provided, however, that no such act or omission shall be treated as “Good Reason” under this § 2.20 if the Participant has refused a bona fide offer of continued employment with the Company, a Subsidiary or Affiliate thereof or the Company’s successor following the Change in Control, the terms of which offer would not amount to Good Reason in accordance with (a) through (d) above.

(e)    No act or omission shall be treated as “Good Reason” under this § 2.20 unless:
(1)    the Participant delivers to the Committee a detailed, written statement of the basis for the Participant’s belief that such act or omission constitutes Good Reason; and
(1)    the Participant delivers such statement before the later of (i) the end of the ninety (90) day period that starts on the date there is an act or omission which forms the basis for the Participant’s belief that Good Reason exists, or (ii) the end of the period mutually agreed upon for purposes of this subsection (e)(2) in writing by the Participant and the Chairman of the Committee; and
(2)    the Participant gives the Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief; and
(3)    the Participant resigns by submitting a written resignation to the Committee during the sixty (60) day period that begins immediately after the end of the thirty (30) day period described in subsection (e)(3) above if the Participant reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period; or
(f)    The Company states in writing to the Participant that the Participant has the right to treat any such act or omission as Good Reason under this Plan and the Participant resigns during the sixty (60) day period that starts on the date such statement is actually delivered to the Participant.
(g)    If the Participant consents in writing to any reduction described in § 2.20(a) or (b), to any transfer described in § 2.20(c) or to any failure described in § 2.20(d) in lieu of exercising the Participant’s right to resign for Good Reason and delivers such consent to the Company, the date such consent is delivered to the Company Non-Employee shall be treated under this definition as the date of a Change in Control for purposes of determining whether the Participant subsequently has Good Reason under the Plan as a result of any subsequent reduction described in § 2.20(a) or (b), any subsequent transfer described in § 2.20(c) or any subsequent failure described in § 2.20(d).
2.21    “Grant Date” means the date an Award to a Participant pursuant to this Plan is approved by the Committee (or such later date as specified in such approval by the Committee) or, in the case of an Award granted to a Non-Employee Director, the date on which such Award is approved by the Board (or such later date as specified in such approval by the Board).
2.22    “Grant Price” means the per Share price established at the time of grant of a SAR pursuant to Section 7.
2.23    “Incentive Stock Option” or “ISO” means an Award granted pursuant to Section 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.24    “Non-Employee Director” means a Director who is not an Employee.
2.25    “Nonqualified Stock Option” means an Award granted pursuant to Section 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.26    “Option” means an Award consisting of a right granted to a Participant pursuant to Section 6 to purchase a specified number of Shares at a specified Exercise Price, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.27    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Section 12.
2.28    “Participant” means any eligible individual as set forth in Section 5 to whom an Award is granted and includes any individual who holds an Award after the death of the original recipient.
2.29    “Partnership” means Cousins Properties LP.
2.30    “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Cousins Properties LP.
2.31    “Performance-Based Compensation” means compensation payable under an Award which is conditioned upon the achievement of performance goals based upon one or more Performance Measures as described in Section 16.
2.32    “Performance Measures” means measures, as described in Section 16.2, upon which performance goals are based pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.33    “Performance Period” means the period during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.34    “Performance Shares” means an Award granted pursuant to Section 10.
2.35    “Performance Unit” means an Award granted pursuant to Section 11.
2.36    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on continued service, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Sections 8 and 9.
2.37    “Plan” means this Cousins Properties Incorporated 2019 Omnibus Incentive Stock Plan, as the same may be amended from time to time.
2.38    “Profits Interest Unit” means an Award that is granted pursuant to Section 13.

2.39    “Protection Period” shall mean the two (2) year period which begins on the date of a Change in Control; provided, however, a resignation by the Participant shall be treated under this Plan as if made during the Participant’s Protection Period if: (a) the Participant gives the Committee the statement described in § 2.20(e) prior to the end of the thirty (30) day period that immediately follows the end of the Protection Period and the Participant thereafter resigns within the period described in such subsection (e); or (b) Company provides the statement to the Participant described in § 2.20(f) prior to the end of the thirty (30) day period that immediately follows the end of the Protection Period and the Participant thereafter resigns within the period described in such § 2.20(f).
2.40    “Restricted Stock” means Shares issued to a Participant that are subject to an Award granted pursuant to Section 8 and to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.
2.41    “Restricted Stock Unit” means the right under an Award granted pursuant to Section 9 to receive at a future time one Share, or the Fair Market Value thereof, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.
2.42    “Share” means a share of common stock, par value $1.00 per share, of the Company.
2.43    “Stock Appreciation Right” or “SAR” means the right under an Award granted pursuant to Section 7 to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
2.44    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock or comparable interests.
2.45    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
2.46    “Termination of Service” means the following:
(a)    for an Employee, the date on which the Employee is no longer an Employee;
(b)    for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board; and
(c)    for a Consultant, the date on which service as a Consultant to the Company and its Subsidiaries and Affiliates has ceased.
With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

Section 3.    Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Section 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, Affiliates or Subsidiaries, and all other interested parties. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2.10.
3.2    Authority of the Committee. Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan including, but not limited to, the following:
(a)    To determine from time to time which of the persons eligible under this Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;
(b)    To construe and interpret this Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;
(c)    To correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;
(d)    To approve forms of Award Agreements for use under this Plan;
(e)    To determine the Fair Market Value of a Share or whether a Change in Control shall have occurred;
(f)    To amend any Award Agreement as permitted under this Plan;
(g)    To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to awards to Non-Employee Directors (as contemplated by Section 17). Such subplans and/or special provisions shall be subject to and consistent with the terms of this Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h)    To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award;
(i)    To determine whether Awards will be settled in Shares of common stock, cash or in any combination thereof;
(j)    To determine whether Awards will provide for Dividend Equivalents;
(k)    To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under this Plan;
(l)    To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 22.1 of this Plan and the requirements of Code Section 409A;
(m)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, “blackout” periods, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(n)    To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service;
(o)    To permit Participants to elect to defer payments of Awards, provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A;
(p)    To certify the satisfaction of performance goals in compliance with the requirements of Section 16; and
(q)    To issue rules and regulations for the administration of the Plan.
3.3    Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law and the applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities with respect to Awards granted to a Non-Employee Director or an officer (as defined in Rule 16a-1(f) of the

Exchange Act); (ii) the resolution providing such authorization sets forth the total number of Awards (including Share limitations) such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
Section 4.    Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Authorized and Available for Awards. The Shares of stock subject to Awards granted under the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or its Subsidiaries or Affiliates. Subject to adjustment as provided under Section 4.4, the maximum number of Shares reserved for issuance under this Plan is 15,000,000 Shares, all of which may be granted as Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under this Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the Committee shall determine the extent to which the number of Shares available for issuance under this Plan shall be reduced by Shares granted in respect of such an Award.
4.2    Share Usage. In determining the number of Shares available for grant under this Plan at any time, the following rules shall apply:
(a)    All Shares subject to or with respect to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under this Plan.
(b)    Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall not become available again for grant under this Plan.
(c)    Any Shares that were subject to a stock-settled SAR granted under this Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under this Plan.
(d)    Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under this Plan.

(e)    Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
4.3    Annual Award Limit. Subject to adjustment as set forth in Section 4.4, the maximum aggregate grant of Shares subject to Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Profits Interest Units, and Other Stock-Based Awards payable or denominated in Shares and/or cash which may be granted to any Participant, other than a Non-Employee Director, in any fiscal year shall not exceed 1,500,000 Shares (the “Annual Award Limit”).
4.4    Adjustments. All Awards shall be subject to the following provisions:
(a)    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 or any successor provision) or similar event that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under this Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limit, and (v) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718 or any successor provision, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment. In either case, any such adjustment shall be conclusive and binding for all purposes of this Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
(b)    In addition to the adjustments required and permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.4(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
(c)    Any actions taken under this Section 4.4 shall be subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable. The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.
4.5    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan, subject to applicable legal requirements. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Non-Employee Directors or Consultants providing services to the Company or any Subsidiary or Affiliate prior to such acquisition or combination.
4.6    No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Subsidiary or Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
4.7    Minimum Vesting Period. Any equity or equity-based Award granted under the Plan shall be subject to a minimum vesting period of not less than one year from the date such Award is granted; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) an Employee terminating employment due to death or disability or a Non-Employee Director ceasing service due to death or disability, (c) a Substitute Award that does not reduce the vesting period of the award being replaced, or (d) Awards, which in aggregate cover a number of Shares not to exceed five (5%) of the total number of Shares available under the Plan as of the Effective Date.
Section 5.    Eligibility and Participation
5.1    Eligibility to Receive Awards. The Committee, or its delegate pursuant to Section 3.3 of the Plan, may designate any of the following individuals as a Participant from time to time:

(a)    any officer or other Employee of the Company or any of its Subsidiaries or Affiliates;
(b)    an individual that the Company or any of its Subsidiaries or Affiliates has engaged to become an officer or other employee;
(c)    a Non-Employee Director; or
(d)    a Consultant.
The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in another year.
5.2    Participation in this Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in this Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
5.3    Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
Section 6.    Stock Options
6.1    Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2    Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.4.
6.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date. Notwithstanding the foregoing, an Award Agreement may provide that the term of an Option (other than an Incentive Stock Option) shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such “black-out” period.
6.4    Exercise of Option. An Option shall be exercisable, in whole or in part, at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5    Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to the transfer restrictions set forth in Section 15.3. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)    In cash or its equivalent,
(b)    By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price (subject to such procedures and conditions as the Committee may establish),
(c)    By a cashless (broker-assisted) exercise,
(d)    By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price to the extent approved by the Committee,
(e)    By any combination of (a), (b), (c) or (d), or
(f)    By any other method approved or accepted by the Committee.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6    Special Rules Regarding ISOs. Notwithstanding any provision of this Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)    An Incentive Stock Option may be granted only to an Employee of the Company or of any parent or subsidiary corporation (within the meaning of Code Section 424).
(b)    An Option will constitute an Incentive Stock Option only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value

(determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Nonqualified Stock Option.
(c)    No Participant may receive an Incentive Stock Option under this Plan if, immediately after the grant of such Award, the Participant would own Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate (determined in accordance with Code Section 422), unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
(d)    Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Code Section 422. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Option.
Section 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.
7.2    Grant Price. The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.4.
7.3    Term of SAR. The term of a SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date. Notwithstanding the foregoing, an Award Agreement may provide that the term of a SAR shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law or be subject to such “black-out” period.

7.4    Exercise of SAR. A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.5    Notice of Exercise. A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.6    Settlement of SARs. Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)    The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in payment of a SAR are subject to the transfer restrictions set forth in Section 15.3.
Section 8.    Restricted Stock
8.1    Grant of Restricted Stock. Subject to the terms and conditions of this Plan, Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2    Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    That the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date,
(b)    That the Shares of Restricted Stock may vest only to the degree that specific performance goals are achieved,
(c)    That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved, or

(d)    That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service.
8.3    Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or Plan agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry Shares shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares are subject to the transfer restrictions set forth in Section 15.3.
8.4    Voting Rights. Except as otherwise set forth in a Participant’s applicable Award Agreement, during the Period of Restriction, a Participant holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares.
8.5    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If permitted by the Award Agreement and a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
8.6    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cousins Properties Incorporated 2019 Omnibus Incentive Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and Cousins Properties Incorporated, as well as the terms and conditions of applicable law. Copies of such plan and agreement are on file at the offices of Cousins Properties Incorporated.”
Section 9.    Restricted Stock Units
9.1    Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    That the Restricted Stock Units may not be transferred in any fashion, subject to Section 15.1;
(b)    That the Restricted Stock Units may vest only to the degree that specific performance goals are achieved;
(c)    That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved; or
(d)    That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service.
9.3    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
9.4    Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest (or as soon as administratively practicable thereafter, but in no event later than 2 1/2 months after the end of the calendar year in which vesting occurs). Such settlement shall be made by delivery of Shares, a cash payment determined by reference to the then current Fair Market Value of Shares, or a combination of Shares and cash, as determined in the sole discretion of the Committee, either by the terms of the Award Agreement or otherwise. Any Shares issued in settlement of Restricted Stock Units are subject to the transfer restrictions set forth in Section 15.3.
Section 10.    Performance Shares
10.1    Grant of Performance Shares. Subject to the terms and conditions of this Plan, Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Shares shall be evidenced by an Award Agreement.
10.2    Value of Performance Shares. Each Performance Share shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Shares that shall vest, which may be greater than the target number of Performance Shares granted, and be paid to a Participant.
10.3    Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant for the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.
10.4    Form and Timing of Payment of Performance Shares. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of Shares unless otherwise specified in the Award Agreement. Any Shares issued in settlement of Performance Shares are subject to the transfer restrictions set forth in Section 15.3.
Section 11.    Performance Units
11.1    Grant of Performance Units. Subject to the terms and conditions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, will determine the number of Performance Units that shall vest (which may be greater than the target number of Performance Units granted), the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.
11.3    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.
11.4    Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares issued in settlement of Performance Units are subject to the transfer restrictions set forth in Section 15.3.
Section 12.    Other Stock-Based Awards and Cash-Based Awards

12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.
(a)    Subject to the terms and conditions of this Plan, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b)    The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine.
(c)    Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.
12.2    Value of Other Stock-Based Awards and Cash-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met and any service-based payment conditions are satisfied.
12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under this Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Section 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Section 12 is to be paid in other forms of Awards under this Plan, such other form of Award issued in payment shall be valued for purposes of such payment at its fair value on the Grant Date of such Awards. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Section 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the Grant Date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.
Section 13.    Profits Interest Units
Subject to the terms and conditions of this Plan, Profits Interest Units in the form of LTIP Units of the Partnership (as authorized under Section 4.6 of the Partnership Agreement, or any successor or replacement provision) may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Awards of Profits Interest Units are intended to constitute a “profits interest” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant who is rendering services to or for the benefit of the Partnership, including any subsidiary of the Partnership. Each grant of Profits Interest Units shall be evidenced by an Award Agreement and shall specify the conditions and dates upon which Profits Interest Units may be exchanged or redeemed for Shares, which date shall not be earlier than the date as of which the Profits Interest Units vest and become nonforfeitable. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.
Section 14.    Effect of Termination of Service
Each Award Agreement evidencing the grant of an Award shall provide for the following: (a) the extent to which a Participant shall vest in or forfeit such Award as a result of or following the Participant’s Termination of Service; and (b) with respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service. The foregoing provisions shall be determined by the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.
Section 15.    Transferability of Awards and Shares
15.1    Transferability of Awards. Except as provided in Section 15.2, Awards shall not be transferable other than by will or the laws of descent and distribution. No Awards shall be transferrable pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 15.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
15.2    Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO), on such terms and conditions as the Committee deems appropriate and to the extent permissible with Code Section 409A and applicable securities laws, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which any of these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

15.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.
Section 16.    Performance-Based Compensation
16.1    Performance-Based Compensation. The Committee, in its sole discretion, may designate any Award as Performance-Based Compensation upon grant.
16.2    Performance Measures. The performance goals upon which the grant, payment or vesting of an Award that is intended to qualify as Performance-Based Compensation are conditioned must be based on one or more of the following Performance Measures:
(a)     return over capital costs or increases in return over capital costs; (b) total earnings or the growth in such earnings; (c) consolidated earnings or the growth in such earnings; (d) earnings per share or the growth in such earnings; (e) net earnings or the growth in such earnings; (f) earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings; (g) earnings before interest and taxes or the growth in such earnings; (h) consolidated net income or the growth in such income; (i) the value of the Company’s stock or the growth in such value; (j) the Company’s stock price or the growth in such price; (k) return on assets or the growth on such return; (l) cash flow or the growth in such cash flow; (m) total shareholder return or the growth in such return; (n) expenses or the reduction of such expenses; (o) sales growth; (p) overhead ratios or changes in such ratios; (q) expense-to-sales ratios or the changes in such ratios; (r) economic value added or changes in such value added; (s) funds from operations (FFO); (t) level of investments, development starts, or leasing or disposition activity; or (u) such other Performance Measures selected by the Committee, in its reasonable discretion.
Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company, or any Affiliate or Subsidiary as a whole or any business unit, division or segment of the Company or any Affiliate or Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 16.
Performance goals shall be established by the Committee as set forth in this Section 16, and shall be set forth in the applicable Award Agreement. With regard to a particular

Performance Period, the Committee, in its sole discretion, shall, within the first 90 days of a Performance Period, determine the length of the Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance-Based Compensation Awards to be issued, and the Performance Measures that will be used to establish the performance goals. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance-Based Compensation Awards earned for the period.
16.3    Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may, among other things, include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains or losses on sales or dispositions, (h) events that are treated as unusual in nature or infrequent in their occurrence and which are disclosed in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, and (i) any similar event or condition specified in such Award Agreement. Notwithstanding any other provision of the Plan, payment or vesting of any such Award that is intended to qualify as Performance-Based Compensation shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied.
16.4    Adjustment of Performance-Based Compensation. The Committee shall have no discretion to increase the amount payable pursuant to Awards that are intended to qualify as Performance-Based Compensation beyond the amount that would otherwise be payable upon attainment of the applicable performance goal(s). The Committee may not waive the achievement of the applicable performance goals, except in the case of the Participant’s death or disability or a Change in Control. The Committee shall, however, retain the discretion to decrease the amount payable pursuant to such Awards below the amount that would otherwise be payable upon attainment of the applicable performance goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
Section 17.    Non-Employee Director Awards
17.1    Awards to Non-Employee Directors. The Committee shall approve all Awards to Non-Employee Directors. The terms and conditions of any grant of any Award to a Non-Employee Director shall be set forth in an Award Agreement.
17.2    Awards in Lieu of Fees. The Committee may permit a Non-Employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future Director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Committee may prescribe and set forth in an applicable subplan or Award Agreement. If the Committee permits a Participant to elect to receive payment of all or a portion of future director fees that would otherwise be payable in cash in the form of an Award, the Committee may also provide in the applicable Award Agreement that the Grant Date fair value of the Award may exceed the amount of cash that otherwise would have been payable.
17.3    Annual Award Limit. The maximum aggregate Grant Date fair value of equity-based Awards made in any fiscal year to any Non-Employee Director shall not exceed $750,000. Notwithstanding the foregoing, the annual award limit set forth in this Section 17.3 shall (a) solely apply to Awards granted under this Plan and (b) not apply to Shares or Share equivalents granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based Director fees. For purposes of this Section 17.3, the fair value of equity-based Awards shall be determined as of the Grant Date under applicable accounting standards.
Section 18.    Effect of a Change in Control
18.1    Default Vesting Provisions. Unless otherwise provided for in an Award Agreement, and except to the extent that an Award meeting the requirements of Section 18.2(a) (a “Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a), (b) and (c) below.
(a)    Outstanding Options and SARs. Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied at target performance or if greater, based on actual performance as of the date of such Change in Control) and, subject to Section 18.3, exercisable over the exercise period set forth in the applicable Award Agreement.
(b)    Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition. Upon a Change in Control, subject to Section 18.3, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary or Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
(c)    Outstanding Awards, other than Options and SARs, Subject to a Performance Condition. Upon a Change in Control, subject to Section 18.3, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, or if greater, based on actual performance as of the date of such Change in Control. Notwithstanding that the applicable Performance Period, retention period or other restrictions and conditions have not been completed or satisfied, such Awards shall be settled pro rata, based on the proportion of the applicable Performance Period that lapsed through the date of the Change in Control, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
18.2    Definition of Replacement Award.
(a)    An Award shall meet the conditions of this Section 18.2(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 18.2(b); and (v) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 18.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value.
(b)    Upon an involuntary termination of service of a Participant (i) by the Company other than for Cause, or (ii) to the extent specifically permitted in the Participant’s Award Agreement, a termination by the Participant for Good Reason”, in either case occurring within the Protection Period, unless otherwise specified in the award agreement and approved by the Committee as constituted prior to the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (x) stock options or stock appreciation rights shall be fully exercisable, (y) performance-based Awards shall be deemed to be satisfied at target level performance and paid pro rata (based upon the proportion of the applicable Performance Period that has lapsed through the date of the Participant’s involuntary termination of service) upon or within 60 days of such termination of service, or (z) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.
18.3    Cashout of Awards.
(a)    Unless otherwise provided for in an Award Agreement, in the event of a Change in Control, with respect to any outstanding Option or Stock Appreciation Right, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or Stock Appreciation Right, in lieu of the right to exercise such Option or Stock Appreciation Right or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate Fair Market Value (on the date of the Change in Control) of the Shares that are subject to such Option or Stock Appreciation Right exceeds (ii) the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or Stock Appreciation Right. If the aggregate Fair Market Value (on the date of the Change in Control) of the Shares that are subject to such Option or Stock Appreciation Right is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or Stock Appreciation Right, such Option or Stock Appreciation Right shall be cancelled without any payment.
(b)    Unless otherwise provided for in an Award Agreement, in the event of a Change in Control, with respect to an Award (other than an Option or Stock Appreciation Right) that would otherwise be payable in Common Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.
(c)    In the event the terms of a Change in Control transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of the transaction.
Section 19.    Dividends and Dividend Equivalents
19.1    Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. If the Committee grants the right of a Participant to receive dividends declared on unvested Shares of Restricted Stock, then such dividends shall be paid to the Participant as of the applicable dividend payment dates or such other dates as determined by the Committee and set forth in the applicable Award Agreement; provided however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.
19.2    Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any Dividend Equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such Dividend Equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents payable with respect to the unvested portion of an Award shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.
Section 20.    Beneficiary Designation
The Committee may, from time to time, establish procedures it deems appropriate for a Participant to name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing, including electronically, with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
Section 21.    Rights of Participants
21.1    Employment and Service. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment with, or provision of service to, the Company or any Subsidiary or Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue the Participant’s employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment or service contract with the Company or any Subsidiary or Affiliate and, accordingly, subject to Sections 3 and 22, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
21.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
21.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Section 22.    Amendment and Termination
22.1    Amendment and Termination of this Plan and Awards.
(a)    Subject to subparagraphs (b) and (c) of this Section 22.1, Section 22.3 and Section 22.4 of this Plan, the Board may at any time amend, suspend or terminate this Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.
(b)    Without the prior approval of the Company’s shareholders and except as provided for in Section 4.4, no Option or SAR Award may be (i) amended to reduce the Exercise

Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.
(c)    Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required (as provided below or otherwise) pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations, including but not limited to, the then-applicable requirements of Rule 16b-3 of the Exchange Act or any requirements under the Code relating to ISOs. Amendments to the Plan that require shareholder approval include, but are not limited to: (i) except as is provided in Section 4.4, an increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4; (ii) a change the class of persons eligible to receive Awards under the Plan; or (iii) an extension of the duration of the Plan or the maximum period during which Options or SARs may be exercised.
22.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.
(a)    Except as may be limited by Section 16 with respect to Awards intended to qualify as Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.
(b)    Any subplan may provide that the Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.
(c)    The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (a) and (b) above shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 22.2 without further consideration or action.
22.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 22.2 and 22.4, no termination or amendment of this Plan or an

Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
22.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend this Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to (i) any law relating to plans of this or similar nature (including, but not limited to Code Section 409A), and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable stock exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 22.4 to this Plan and any Award without further consideration or action.
22.5    Deferred Compensation.
(a)    It is intended that any Award under this Plan shall either be exempt from, or shall comply (in form and operation) with, Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Code Section 409A, it shall be paid in a manner that is intended to comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith for any reason, such provision shall be null and void.
(b)    Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award, and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award, or Other Stock-Based Award is intended to be subject to Section 409A of the Code, the Award Agreement shall include terms that are intended to comply in all respects with Section 409A of the Code.
(c)    Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Code Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Code Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Code Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead commence (in a manner set forth in the Award Agreement) upon expiration of such delay period.
(d)    The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to interest or penalties with respect to Code Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant and not with the Company. Notwithstanding any provision of the Plan and/or Award Agreement to the contrary, the Company does not make any representation to any Participant or beneficiary as to the tax consequences of any Awards made pursuant to this Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan.
Section 23.    General Provisions
23.1     Forfeiture Events.
(a)    In addition to the forfeiture events specified in paragraph (b) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a Termination of Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries.
(b)    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, or stock exchange listing requirement, or any policy adopted by the Company or determined by the Committee and set forth in the applicable Award Agreement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement or any policy adopted by the Company or determined by the Committee and set forth in the applicable Award Agreement, and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
23.2    Tax Withholding.
(a)    Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under this Plan.
(b)    Share Withholding. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld, from a payment in Shares the number of Shares having a Fair Market Value equal to the amount required to be withheld to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, or such greater amount up to the maximum statutory withholding rate under applicable law as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment as determined by the Committee.
23.3    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
23.4    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
23.5    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
23.6    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3, as promulgated under Section 16 of the Exchange Act, so that Participants will be entitled to the benefit of Rule 16b-3 (or any successor provisions) and will not be subject to short-swing liability under Section 16 of the Exchange Act. If any provision of this Plan would conflict with this intent, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
23.7    Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under this Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
23.8    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.
23.9    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.10    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries or Affiliates operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Subsidiaries and Affiliates shall be covered by this Plan;
(b)    Determine which Employees or Directors outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 23.10 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.11    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.12    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary or Affiliate under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
23.13    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
23.14    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
23.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or Affiliate to take any action that such entity deems to be necessary or appropriate.
23.17    Governing Law and Construction. This Plan and each Award Agreement shall be governed by the laws of the state of Georgia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement. This Plan shall be construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”). No Award shall be granted, and with respect to any Award granted under this Plan, such Award shall not vest, be exercisable, or be settled: (i) to the extent that the grant, vesting, or settlement of such Award could cause the Participant or any other person to be in violation of the ownership limit or any other provision of the Company’s organizing documents; or (ii) if, in the discretion of the Committee, the grant, vesting, or settlement of such Award could impair the Company’s status as a REIT.
23.18    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.
23.19    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company, Subsidiaries, Affiliates, the Board and the

Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.20    Indemnification. Subject to requirements of the laws of the state of Georgia, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful or gross misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
23.21    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
23.22    Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Subsidiary or Affiliate specified by the Committee for such purpose.
23.23    Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Subsidiary or Affiliate or any division respectively thereof.
23.24    Right of Offset. Subject to applicable legal requirements, including Code Section 409A, the Company and its Subsidiaries and Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under this Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company, Subsidiary or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or a Subsidiary or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

COUSINS PROPERTIES INCORPORATED
ATTN: LEGAL
3344 PEACHTREE ROAD NE
SUITE 1800
ATLANTA, GA 30326

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E63684-P19053 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUSINS PROPERTIES INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

Nominees:

	For	Against	Abstain
1a. Charles T. Cannada	☐	☐	☐
1b. Edward M. Casal	☐	☐	☐
1c. Robert M. Chapman	☐	☐	☐
1d. M. Colin Connolly	☐	☐	☐
1e. Lawrence L. Gellerstedt, III	☐	☐	☐
1f. Lillian C. Giornelli	☐	☐	☐
1g. S. Taylor Glover	☐	☐	☐
1h. Donna W. Hyland	☐	☐	☐
1i. R. Dary Stone	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
3. Approve the Cousins Properties Incorporated 2019 Omnibus Stock Plan.	☐	☐	☐
4. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 14, 2019.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote these shares in person.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E63685-P19053

COUSINS PROPERTIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
April 23, 2019 11:00 AM

The undersigned hereby appoints S. Taylor Glover, Larry L. Gellerstedt, III, and M. Colin Connolly, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, April 23, 2019, 11:00 a.m. local time, and at any postponement or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated March 14, 2019, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any postponements or adjournments thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR ALL NOMINEES" for Director, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)